Exhibit 2.3

EXECUTION COPY

MASTER OWNERSHIP AND LICENSE AGREEMENT REGARDING

PATENTS, TRADE SECRETS AND RELATED INTELLECTUAL PROPERTY

between

KRAFT FOODS GLOBAL BRANDS LLC,

KRAFT FOODS GROUP BRANDS LLC,

KRAFT FOODS UK LTD.

and

KRAFT FOODS R&D INC.

EFFECTIVE AS OF THE DISTRIBUTION DATE

i

Schedules

1.2(a)	Regions/Countries/Markets

1.2(b)	Key Overlap Business

1.2(c)	Defined Territory

1.2(d)	LCRB

1.2(e)	MGC

1.2(f)	Non-Key Overlap Business

1.2(g)	Amounts

2.1(b)	Group Brands Licensed Patents

2.1(c)	Global Brands Licensed Patents

2.2(b)	Group Brands Licensed Trade Secrets and Know-How

2.2(c)	Global Brands Licensed Trade Secrets and Know-How

2.5(a)	Tassimo Patents

2.5(b)	Tassimo Trade Secrets and Know-How

3.1(a)	Group Brands Non-Licensed Patents

3.1(b)	Global Brands Non-Licensed Patents

3.3(b)	Cadbury Licensed Patents

3.5(a)(i)	Packaging and Research Patents

3.6(a)	Restricted Technologies

4.1(a)	Group Brands Non-Licensed Trade Secrets and Know-How

4.1(b)	Global Brands Non-Licensed Trade Secrets and Know-How

5.1(a)(i)	LCRB Licensed Patents

5.1(a)(ii)	LCRB Licensed Trade Secrets and Know-How

5.2(a)(i)	MGC Licensed Patents

5.2(a)(ii)	MGC Licensed Trade Secrets and Know-How

6.1	Third Party Agreements
Exhibits
A	Tassimo IP Agreement
B	Form of Patent Assignment
C	Project Statement for LCRB
D	Project Statement for MGC

MASTER OWNERSHIP AND LICENSE AGREEMENT REGARDING

PATENTS, TRADE SECRETS AND RELATED INTELLECTUAL PROPERTY

MASTER OWNERSHIP AND LICENSE AGREEMENT REGARDING PATENTS, TRADE SECRETS AND RELATED INTELLECTUAL PROPERTY, effective as of the Distribution Date (as defined in the Separation Agreement (as defined below)) (this “Agreement”), between Kraft Foods Global Brands LLC, a Delaware limited liability company (“Global Brands”), Kraft Foods Group Brands LLC, a Delaware limited liability company (“Group Brands”), Kraft Foods UK Ltd., a company organized under the laws of the United Kingdom, and Kraft Foods R&D, Inc., a Delaware corporation.

RECITALS

A. Kraft Foods Inc., a Virginia corporation (“Kraft Foods Inc.” or “SnackCo”) and Kraft Foods Group, Inc., a Virginia corporation (“Kraft Foods Group, Inc.” or “GroceryCo”) have entered into the Separation and Distribution Agreement (the “Separation Agreement”), effective as of the Distribution Date, under which Kraft Foods Inc. will distribute to the Record Holders (as defined in the Separation Agreement), on a pro rata basis, all the outstanding shares of GroceryCo Common Stock (as defined in the Separation Agreement) owned by Kraft Foods Inc. on the Distribution Date (the “Distribution”).

B. Prior to the Distribution, Kraft Foods Inc., acting through itself and its direct and indirect Subsidiaries (as defined in the Separation Agreement), has conducted the GroceryCo Business (as defined in the Separation Agreement) and the SnackCo Business (as defined in the Separation Agreement). Pursuant to the Distribution, Kraft Foods Inc. is being separated into two publicly traded companies: (i) GroceryCo, which will own and conduct, directly and indirectly, the GroceryCo Business; and (ii) SnackCo, which will own and conduct, directly and indirectly, the SnackCo Business; and each party (via its respective intellectual property holding company), GroceryCo and SnackCo, shall own all right, title and interest in and to certain intellectual property.

C. In furtherance of the separation of Kraft Foods Inc. into two publicly traded companies pursuant to the Separation Agreement, Section 2.1(b) of the Separation Agreement requires GroceryCo and SnackCo to, and to cause their respective Subsidiaries to, (i) transfer to one or more members of the GroceryCo Group (as defined in the Separation Agreement) all of the right, title and interest of the SnackCo Group (as defined in the Separation Agreement) in and to all GroceryCo Assets (as defined in the Separation Agreement) and (ii) transfer to one or more members of the SnackCo Group all of the right, title and interest of the GroceryCo Group in and to all SnackCo Assets (as defined in the Separation Agreement).

D. Whereas, as part of the foregoing, GroceryCo and SnackCo, through their respective companies, Group Brands and Global Brands, desire to assign ownership of certain intellectual property from Global Brands and its and their Affiliates and Subsidiaries (including Kraft Foods UK Ltd. and Kraft Foods R&D Inc.) to Group Brands, and wherein Global Brands and Group Brands desire to license to the other party certain of its intellectual property.

E. Whereas, Kraft Canada Inc. and Mondelez Canada Inc. are entering into the “Canadian Asset Transfer Agreement,” which addresses, inter alia, the parties’ respective rights with respect to the Canadian Intellectual Property.

F. Pursuant to the Trademarks and Related Intellectual Property (“Trademark Agreement”), Group Brands and Global Brands have entered into an agreement which addresses, inter alia, trademarks and brand related copyrights used in the conduct of the GroceryCo Business and the SnackCo Business.

G. Pursuant to the Agreement for the License of Tassimo Intellectual Property and Provision of Services to Support the Tassimo System Arrangements (“Tassimo IP Agreement”) attached as Exhibit A, Group Brands and Global Brands have entered into an agreement governing the parties’ rights and obligations regarding the Tassimo Intellectual Property.

H. The parties desire to enter into this Agreement on the following terms and conditions to set forth their agreements regarding the ownership, licensing and rights to use Patents, Trade Secrets and related Intellectual Property (each as defined below) used in the conduct of the GroceryCo Business and the SnackCo Business.

I. It is intended that the transactions contemplated by this Agreement will qualify as a tax-free transaction for U.S. federal income tax purposes pursuant to Sections 355 and 368 of the Code.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Table of Definitions. A capitalized term used in this Agreement and not otherwise defined in this Agreement will have the meanings ascribed to such term in the Separation Agreement. In the event that a capitalized term is defined both in this Agreement and in a different agreement (i.e., the Separation Agreement), the definition in this Agreement shall prevail. The following terms have the meanings set forth on the pages referenced below:

Definition	Page
ACV	4
Agreement	1
Aladdin IP	4
Anaqua	4
Annual Optional Rights Fee	4
Black Box	4
Bud IP	4
Business	5
Cadbury Licensed Patents	5
Canadian Asset Transfer Agreement	2
Canadian Intellectual Property	5
Co-Manufacturer	5
Defined Territory	5
Derivative	32
Derivative Patent Application	32
Direct Entry	5
Dispute	42
Distribution	1
Finished Product	5
GCC Countries	5
Global Brands	1
Global Brands Licensed Patents	5
Global Brands Licensed Trade Secrets and Know-How	5
Global Brands Non-Licensed Patents	5
Global Brands Non-Licensed Trade Secrets and Know-How	5
Global Brands Patents	5
Global Brands Trade Secrets and Know-How	5
GroceryCo	1
GroceryCo Business	1
Group Brands	1
Group Brands Licensed Patents	5
Group Brands Licensed Trade Secrets and Know-How	5
Group Brands Non-Licensed Patents	5
Group Brands Non-Licensed Trade Secrets and Know-How	5
Group Brands Patents	6
Group Brands Trade Secrets and Know-How	6
Indemnified Parties	32
Indemnitor	43
Intellectual Property	6

Definition	Page
Invention Disclosure	6
Key Overlap Business	7
Know-How	7
Kraft Foods Group, Inc.	1
Kraft Foods Inc.	1
Latin American Countries	7
LCRB	7
LCRB Defined Territory	7
LCRB Licensed Intellectual Property	7
LCRB Licensed Patents	7
LCRB Licensed Trade Secrets and Know-How	7
LCRB Optional Market	7
Licensed Intellectual Property	7
Licensed Patent(s)	7
Licensed Trade Secrets and Know-How	7
Meridian	8
MGC	8
MGC Defined Territory	8
MGC Licensed Intellectual Property	8
MGC Licensed Patents	8
MGC Licensed Trade Secrets and Know-How	8
MGC Optional Market	8
Non-Key Overlap Business	8
Non-Licensed Patents	8
Non-Licensed Trade Secrets and Know-How	8
Packaging and Research Patents	8
Patent Assignment	9
Patents	8
R&D Suite	9
RDQ	41
Regions	9
Restricted Technologies	9
Separation Agreement	1
SKU	5
SnackCo	1
SnackCo Business	1
Substantial Amount	9
Substantial Presence	9
Supplier	9
Tassimo Intellectual Property	9
Tassimo IP Agreement	2
Tassimo Patents	9
Tassimo Trade Secrets and Know-How	9
Third Party Agreements	9
Total Optional Rights Fee	10
Trade Secrets	10
Trade Secrets and Know-How	10
Trademark Agreement	2
Undefined Territory	10

Section 1.2 Certain Defined Terms. For purposes of this Agreement:

“ACV” means All Commodity Volume, which is a measure of the total annual dollar sales of all items sold within all retail stores selling food and beverage products within a geographic area. Product distribution is described as “% ACV,” which is a measure of the distribution of a particular product within a geographic area that is calculated by dividing (a) the total annual dollar sales of all items sold within the stores in which the particular product being measured is sold within that geography, by (b) the total ACV for that geography.

“Aladdin IP” means those certain Patents listed under the heading “Aladdin” in Schedule 2.1(b) (Group Brands Licensed Patents) and those certain associated Trade Secrets and Know-How listed under the heading “Aladdin” in Schedule 2.2(b) (Group Brands Licensed Trade Secrets and Know-How). For the purposes of this Agreement, Aladdin IP shall be governed by the limitations and restrictions as those of Powdered Beverages as noted in Schedule 1.2(b) and Schedule 1.2(c).

“Anaqua” means the Anaqua database or any replacement or other similar or future iteration thereof, which may include information regarding: the filing, prosecution and maintenance of intellectual property; copies or drafts of Invention Disclosure forms; intellectual property filing plans or strategies; information regarding or related to patentability, freedom to operate, searches, opinions and strategies; documents prepared in connection with, related to or submitted to an applicable intellectual property office; Trade Secrets and Know-How and/or other confidential or proprietary information associated with the Patents or the GroceryCo Business and SnackCo Business; and may include information related to the former CPI database.

“Annual Optional Rights Fee” means the amount listed under the heading “Annual Optional Rights Fee” in Schedule 1.2(g).

“Black Box” means a mechanism to protect proprietary technology from full technical disclosure to a third party (e.g. Co-Manufacturer or Supplier) such that the third party can use the technology without any understanding of the actual technology or the proprietary details regarding the technology. That is, the technology (the input) is sufficiently protected while providing a means for the third party to use (the output).

“Bud IP” means those certain Patents listed under the heading “Bud” in Schedule 2.1(b) (Group Brands Licensed Patents) and those certain associated Trade Secrets and Know-How listed under the heading “Bud” in Schedule 2.2(b) (Group Brands Licensed Trade Secrets and Know-How). For the purposes of this Agreement, Bud IP shall be governed by the limitations and restrictions as those of Coffee as noted in Schedule 1.2(b) and Schedule 1.2(c).

“Business” means the GroceryCo Business or the SnackCo Business, as the context requires.

“Cadbury Licensed Patents” means certain Patents that are owned by Global Brands which relate to the Cadbury business and which are identified in Schedule 3.3(b).

“Canadian Intellectual Property” means those certain Patents and certain associated Trade Secrets and Know-How listed in Schedule 13.2 that are owned by Kraft Canada Inc., Mondelez Canada Inc. or an Affiliate that is domiciled in Canada.

“Co-Manufacturer” means a third party that converts raw materials and/or semi-finished ingredients into a Finished Product or components at a non-GroceryCo/SnackCo facility.

“Defined Territory” means those jurisdictions specific to each party with respect to a particular Key Overlap Business as identified on Schedule 1.2(c).

“Direct Entry” by a party means the entry into a country or region for the sale of a product by such party where such product has been produced at a manufacturing facility which is majority owned and controlled by the party (or one of its Affiliates or Subsidiaries), regardless of where such manufacturing facility is located.

“Finished Product” means a product which undergoes no further processing and is wrapped in packaging suitable for the consumer as a stand-alone stock keeping unit or (“SKU”).

“GCC Countries” means the countries listed under the heading “GCC Countries” in Schedule 1.2(a).

“Global Brands Licensed Patents” means those Patents that are owned by Global Brands that are listed in Schedule 2.1(c) and any Patents resulting from the Invention Disclosures or Patent applications listed therein, including any and all continuations, continuations-in-part, divisionals, reissues, reexaminations and renewals of any of the above, and any foreign counterparts of any of the foregoing, but excludes the Tassimo Patents.

“Global Brands Licensed Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Global Brands and to which Group Brands has the right to obtain a license under this Agreement, including those Trade Secrets and Know-How listed in Schedule 2.2(c), but excludes the Tassimo Trade Secrets and Know-How.

“Global Brands Non-Licensed Patents” means those Patents that are owned by Global Brands that are listed in Schedule 3.1(b) and any Patents resulting from the Invention Disclosures or Patent applications listed therein, including any and all continuations, continuations-in-part, divisionals, reissues, reexaminations and renewals of any of the above, and any foreign counterparts of any of the foregoing.

“Global Brands Non-Licensed Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Global Brands and to which Group Brands does not have the right to obtain a license under this Agreement, including those Trade Secrets and Know-How listed in Schedule 4.1(b).

“Global Brands Patents” means those Patents that are owned by Global Brands and includes the Global Brands Non-Licensed Patents and the Global Brands Licensed Patents.

“Global Brands Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Global Brands and includes the Global Brands Non-Licensed Trade Secrets and Know-How and the Global Brands Licensed Trade Secrets and Know-How.

“Group Brands Licensed Patents” means those Patents that are owned by Group Brands that are listed in Schedule 2.1(b) and any Patents resulting from the Invention Disclosures or Patent applications listed therein, including any and all continuations, continuations-in-part, divisionals, reissues, reexaminations and renewals of any of the above, and any foreign counterparts of any of the foregoing.

“Group Brands Licensed Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Group Brands and to which Global Brands has the right to obtain a license under this Agreement, including those Trade Secrets and Know-How listed in Schedule 2.2(b).

“Group Brands Non-Licensed Patents” means those Patents that are owned by Group Brands that are listed in Schedule 3.1(a) and any Patents resulting from the Invention Disclosures or Patent applications listed therein, including any and all continuations, continuations-in-part, divisionals, reissues, reexaminations and renewals of any of the above, and any foreign counterparts of any of the foregoing.

“Group Brands Non-Licensed Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Group Brands and to which Global Brands does not have a right to obtain a license under this Agreement, including those Trade Secrets and Know-How listed in Schedule 4.1(a).

“Group Brands Patents” means those Patents that are owned by Group Brands and includes the Group Brands Non-Licensed Patents and the Group Brands Licensed Patents.

“Group Brands Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Group Brands and includes the Group Brands Non-Licensed Trade Secrets and Know-How and the Group Brands Licensed Trade Secrets and Know-How.

“Intellectual Property” means, collectively, the Patents, Trade Secrets and Know-How that are subject to this Agreement. For the purposes of this Agreement, trademarks and copyrights are not subject to this Agreement, but rather shall be governed by the Trademark Agreement or other Ancillary Agreements.

“Invention Disclosure” means a disclosure of an invention which:

(a) memorializes an idea, discovery, development, invention, innovation, improvement and/or idea, whether or not patentable;

(b) may be written for the purpose of allowing legal and/or business people to determine whether to file a Patent application with respect to such invention; and

(c) may be recorded with a control number in the owning party’s records.

“Key Overlap Business” refers to one or more of certain businesses in which both GroceryCo and SnackCo may operate as identified in Schedule 1.2(b).

“Know-How” means the proprietary information, knowledge and skill required to: conduct, operate or utilize the technology associated with the GroceryCo Business or SnackCo Business; utilize or practice the Group Brands Patents or Global Brands Patents; and/or utilize or practice the Trade Secrets associated with the GroceryCo Business and SnackCo Business, including any know-how that is embodied in databases (including the Meridian, R&D Suite and Anaqua databases).

“Latin American Countries” means the countries listed under the heading “Latin American Countries” in Schedule 1.2(a).

“LCRB” refers to certain Liquid Concentrate Refreshment Beverage products with characteristics as further described in Schedule 1.2(d).

“LCRB Defined Territory” means those specific jurisdictions listed under the heading “LCRB Defined Territory” in Schedule 1.2(c).

“LCRB Licensed Intellectual Property” means, collectively, the LCRB Licensed Patents and the LCRB Licensed Trade Secrets and Know-How.

“LCRB Licensed Patents” means those Patents that are owned by Group Brands that are listed in Schedule 5.1(a)(i) and any Patents resulting from the Invention Disclosures or Patent applications listed therein, including any and all continuations, continuations-in-part, divisionals, reissues, reexaminations and renewals of any of the above, and any foreign counterparts of any of the foregoing.

“LCRB Licensed Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Group Brands in relation to LCRB, including those Trade Secrets and Know-How listed in Schedule 5.1(a)(ii).

“LCRB Optional Market” means the market listed under the heading “LCRB Optional Market” in Schedule 1.2(a).

“Licensed Intellectual Property” means, collectively, the Licensed Patents and Licensed Trade Secrets and Know-How.

“Licensed Patent(s)” means, collectively, the Group Brands Licensed Patents and the Global Brands Licensed Patents.

“Licensed Trade Secrets and Know-How” means, collectively, the Group Brands Licensed Trade Secrets and Know-How and/or the Global Brands Licensed Trade Secrets and Know-How.

“Meridian” means the Meridian formula and specification database or any replacement or other similar or future iteration thereof, which generally contains formulations; recipes; specifications; raw materials, product, packaging, nutritional, regulatory and processing technical data; manufacturing methods; vendor information and certain Trade Secrets, Know-How and/or other confidential and other proprietary information associated with the products made and/or sold or the services performed or rendered as part of the GroceryCo Business and SnackCo Business.

“MGC” means microgrind coffee and refers to certain products with characteristics as further described in Schedule 1.2(e).

“MGC Defined Territory” means those specific jurisdictions listed under the heading “MGC Defined Territory” in Schedule 1.2(c).

“MGC Licensed Intellectual Property” means, collectively, the MGC Licensed Patents and the MGC Licensed Trade Secrets and Know-How.

“MGC Licensed Patents” means those Patents that are owned by Global Brands that are listed in Schedule 5.2(a)(i) and any Patents resulting from the Invention Disclosures or Patent applications listed therein, including any and all continuations, continuations-in-part, divisionals, reissues, reexaminations and renewals of any of the above, and any foreign counterparts of any of the foregoing.

“MGC Licensed Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Global Brands in relation to MGC, including those Trade Secrets and Know-How listed in Schedule 5.2(a)(ii).

“MGC Optional Market” means the market listed under the heading “MGC Optional Market” in Schedule 1.2(a).

“Non-Licensed Patents” means, collectively, the Group Brands Non-Licensed Patents and the Global Brands Non-Licensed Patents.

“Non-Licensed Trade Secrets and Know-How” means, collectively, the Group Brands Non-Licensed Trade Secrets and Know-How and the Global Brands Non-Licensed Trade Secrets and Know-How.

“Non-Key Overlap Business” refers to certain businesses in which both GroceryCo and SnackCo may operate, including the businesses listed in Schedule 1.2(f), but excluding any Key Overlap Business.

“Packaging and Research Patents” means certain Licensed Patents on Schedule 3.5(a)(i) that cover general packaging and research related innovations.

“Patents” means patents, design patents, patent applications, utility models, design registrations, registered industrial designs, industrial design applications, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing, including: any Invention Disclosures, any patent applications filed on any Invention Disclosures; any continuations, continuations-in-part, divisionals and substitutions of any patent applications; any renewals, reissues, reexaminations and extensions of the foregoing patents; any patent application or patent to the extent that it claims priority from any of the foregoing patent applications or patents; any foreign counterpart of any of the foregoing patent applications or patents.

“Patent Assignment” means the applicable agreement entered into between an assignor and assignee which transfers, conveys and assigns ownership in and to the identified Patent(s), in substantially the form attached hereto as Exhibit B or as required by the U.S. Patent and Trademark Office, or such other foreign intellectual property office as applicable.

“Regions” means the Regions listed under the heading “Regions” in Schedule 1.2(a).

“Restricted Technologies” means certain Licensed Intellectual Property on Schedule 3.6(a) that are owned by the identified party and which are subject to additional restrictions as specified herein.

“R&D Suite” means the database which is commonly referred to as “R&D Suite,” or any replacement or other similar or future iteration thereof, and is primarily used by Research, Development and Quality and generally contains the research, development, technical and business information and other confidential and proprietary information, including Trade Secrets and Know-How associated with the GroceryCo Business and SnackCo Business.

“Substantial Amount” means the amount listed under the heading “Substantial Amount” in Schedule 1.2(g).

“Substantial Presence” means the amount listed under the heading “Substantial Presence” in Schedule 1.2(g) with respect to a particular Key Overlap Business or Non-Key Overlap Business within a specific Defined Territory.

“Supplier” means a third party that provides goods or services to GroceryCo and/or SnackCo, including raw materials, ingredients, packaging components or other input components needed to formulate and manufacture a Finished Product.

“Tassimo Intellectual Property” means, collectively, the Tassimo Patents and the Tassimo Trade Secrets and Know-How.

“Tassimo Patents” means those Patents that are owned by Global Brands which relate to the Tassimo business and which are identified in Schedule 2.5(a).

“Tassimo Trade Secrets and Know-How” means those Trade Secrets and Know-How that are owned by Global Brands which relate to the Tassimo business and which are identified in Schedule 2.5(b).

“Third Party Agreements” means those agreements with third parties that were entered into prior to the Separation that may impact the scope of ownership, license and/or use rights to the Licensed Intellectual Property as set forth in Schedule 6.1.

“Total Optional Rights Fee” means the amount listed under the heading “Total Optional Rights Fee” in Schedule 1.2(g).

“Trade Secrets” means any information, including but not limited to, technical or non-technical data, a formula, recipe, pattern, compilation, program, device, method, technique, drawing, process or financial data, including any trade secrets that may be contained in databases (including the Meridian, R&D Suite and Anaqua databases) that: (1) is sufficiently secret to derive economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

“Trade Secrets and Know-How” means collectively the Trade Secrets and Know-How.

“Undefined Territory” means those jurisdictions that are not the Defined Territory of either party.

ARTICLE II

ASSIGNMENT AND OWNERSHIP OF INTELLECTUAL PROPERTY

Section 2.1 Assignment and Ownership of Patents.

(a) Assignment of Patents to Group Brands. Global Brands hereby (and hereby causes its and their Affiliates and Subsidiaries, including Kraft Foods UK Ltd. and Kraft Foods R&D Inc. to) irrevocably assigns, transfers, conveys and delivers to Group Brands all of Global Brands’ (and its and their Affiliates and Subsidiaries) right, title and interest in and to the Group Brands Patents, including the right to any and all causes of action and rights of recovery for past infringement of the Group Brands Patents and the right to claim priority from the Group Brands Patents. Except as set forth in this Agreement, Global Brands (and the applicable Affiliate or Subsidiary) shall be relieved of all future obligations relating to the Group Brands Patents as a result of the Separation. Global Brands will (and shall cause any applicable Affiliate or Subsidiary to), without demanding any further consideration therefore, at the request and expense of Group Brands (except for the value of the time of Global Brands’ employees), do all lawful and just acts, that may be or become necessary for prosecuting, obtaining continuations, continuations-in-part and divisionals of, or reissuing or re-examining, said Group Brands Patents and for evidencing, recording and perfecting Group Brands’ rights to said Group Brands Patents, including but not limited to execution and acknowledgement of assignments in a form (such as the Patent Assignment) that is reasonably required for each Patent jurisdiction. Patents assigned by Kraft Foods UK Ltd. or Kraft Foods R&D Inc. to Group Brands under this Section shall be set forth in the Group Brands Licensed Patents Schedule or Group Brands Non-Licensed Patents Schedule, as applicable.

(b) Ownership of Group Brands Patents. The parties agree that Group Brands is the sole and exclusive owner as between the parties of all right, title and interest in and to the Group Brands Patents. Global Brands has no right or interest to the Group Brands Patents other than as provided by the license set forth in ARTICLE III to the Group Brands Licensed Patents identified in Schedule 2.1(b) and the license set forth in ARTICLE V to the LCRB Licensed Patents identified in Schedule 5.1(a)(i). Except as set forth in this Agreement, Global Brands shall be relieved of all future obligations relating to the Group Brands Patents as of the Separation. It is anticipated by the parties that Group Brands (or its Affiliates or Subsidiaries) may continue to develop inventions and obtain Patents after the Separation that shall be owned by Group Brands and shall not be subject to any license to Global Brands unless specifically provided for herein.

(c) Ownership of Global Brands Patents. The parties agree that Global Brands hereby retains and is the sole and exclusive owner as between the parties of all right, title and interest in and to the Global Brands Patents. Group Brands has no right or interest to the Global Brands Patents other than as provided by the license set forth in ARTICLE III to the Global Brands Licensed Patents identified in Schedule 2.1(c), the license set forth in ARTICLE V to the MGC Licensed Patents identified in Schedule 5.2(a)(i) and to the license set forth in the Tassimo IP Agreement. Except as set forth in this Agreement, Group Brands shall be relieved of all future obligations relating to the Global Brands Patents as a result of the Separation. It is anticipated by the parties that Global Brands (or its Affiliates or Subsidiaries) may continue to develop inventions and obtain Patents after the Separation that shall be owned by Global Brands and shall not be subject to license to Group Brands unless specifically provided for herein. Patents owned by Kraft Foods UK Ltd. and Kraft Foods R&D Inc. that will be licensed to Group Brands under ARTICLE III shall be set forth in the Global Brands Licensed Patents Schedule.

Section 2.2 Assignment and Ownership of Trade Secrets and Know-How.

(a) Global Brands hereby (and hereby causes its and their Affiliates and Subsidiaries to) irrevocably assigns, transfers, conveys and delivers to Group Brands all of Global Brands’ (and its and their Affiliates and Subsidiaries) right, title and interest in and to the Group Brands Trade Secrets and Know-How, including all priority rights under applicable international, multilateral and bilateral treaties and conventions. The right, title and interest is to be held and enjoyed by Group Brands as fully and exclusively as it would have been held and enjoyed by Global Brands had this assignment not been made. Group Brands shall have all benefits, privileges, causes of action, claims and remedies arising out of or relating to the Group Brands Trade Secrets and Know-How, the exploitation thereof, and the use and ownership of any of the Group Brands Trade Secrets and Know-How, including but not limited to: (i) any and all remedies against and for past, present or future misappropriation or unauthorized disclosure of the Group Brands Trade Secrets and Know-How; and (ii) any and all rights to enforce, settle any disputes and retain all proceeds from any such actions. Except as set forth in this Agreement, Global Brands shall be relieved of all future obligations relating to the Group Brands Trade Secrets and Know-How as a result of the Separation.

(b) Ownership of Group Brands Trade Secrets and Know-How. The parties agree that Group Brands is the sole and exclusive owner of all right, title and interest in and to the Group Brands Trade Secrets and Know-How. Global Brands has no right or interest in or to the Group Brands Trade Secrets and Know-How other than to the license set forth in ARTICLE IV to the Group Brands Licensed Trade Secrets and Know-How identified in Schedule 2.2(b) and the license set forth in ARTICLE V to the LCRB Licensed Trade Secrets and Know-How identified in Schedule 5.1(a)(ii). It is anticipated by the parties that Group Brands (or its Affiliates or Subsidiaries) may continue to develop Trade Secrets and Know-How after the Separation that shall be owned by Group Brands and shall not be subject to license to Global Brands unless specifically provided for herein.

(c) Ownership of Global Brands Trade Secrets and Know-How. The parties agree that Global Brands hereby retains and is the sole and exclusive owner of all right, title and interest in and to the Global Brands Trade Secrets and Know-How. Group Brands has no right or interest in or to the Global Brands Trade Secrets and Know-How other than the license set forth in ARTICLE IV to Global Brands Licensed Trade Secrets and Know-How identified in Schedule 2.2(c), the license set forth in ARTICLE V to the MGC Licensed Trade Secrets and Know-How identified in Schedule 5.2(a)(ii) and the license set forth in the Tassimo IP Agreement. It is anticipated by the parties that Group Brands (or its Affiliates or Subsidiaries) may continue to develop Trade Secrets and Know-How after the Separation that shall be owned by Global Brands and shall not be subject to license to Group Brands unless specifically provided for herein.

Section 2.3 Ownership of Meridian Information. For the sake of convenience and given the size and overlapping nature of the technology and information contained in Meridian, the parties agree that: each party will obtain a full and complete copy of Meridian as it exists as of the Separation Date excluding Meridian information relating to the products set forth under the heading “Meridian” in Schedule 4.1(a) and Schedule 4.1(b), which shall be provided solely to Group Brands or Global Brands, respectively, and each party acknowledges receipt thereof; and each party has the right to use the information contained in Meridian to make, have made, use, sell, offer for sale, import and export products in any jurisdiction around the world, subject to the restrictions set forth in this Section 2.3 and ARTICLE IV:

(a) Meridian Information owned by Group Brands. Global Brands hereby grants, conveys, transfers and assigns to Group Brands all right, title and interest with respect to the confidential and proprietary information within Meridian that: (i) relates to the Group Brands Patents or any Group Brands Trade Secrets and Know-How; and (ii) relates to the GroceryCo Business, including any SKUs sold exclusively by the GroceryCo Business as of the Date of Distribution and to the products identified under the heading “Meridian” in Schedule 4.1(a), all of which shall be considered as Group Brands Trade Secrets and Know-How. Global Brands shall not have any right, title or interest in or to the Group Brands Non-Licensed Trade Secrets and Know-How.

(b) Meridian Information owned by Global Brands. The parties agree that Global Brands hereby retains and is the sole and exclusive owner of all right, title and interest in and to the confidential and proprietary information within Meridian that: (i) relates to the Global Brands Patents or any Global Brands Trade Secrets and Know-How; and (ii) relates to the SnackCo Business, including any SKUs sold exclusively by the SnackCo Business as of the Date of Distribution and to the products identified under the heading “Meridian” in Schedule 4.1(b), all of which shall be considered as Global Brands Trade Secrets and Know-How. Group Brands shall not have any right, title or interest in or to the Global Brands Non-Licensed Trade Secrets and Know-How.

(c) Ownership Generally.

(i) To the extent the information contained in Meridian that each party receives a copy of constitutes the Trade Secrets or Know-How of a party, the party who owns the underlying Trade Secrets and Know-How shall own the associated Meridian information and the same provisions governing ownership and rights to use the Trade Secrets and Know-How as set forth in ARTICLE II, ARTICLE IV and ARTICLE V shall apply to the associated Meridian information. In the event a party receives the Non-Licensed Trade Secrets and Know-How of the other party by virtue of its copy of Meridian information, such party shall have no right, title or interest in or to, nor shall have any right to exploit in any manner, such Non-Licensed Trade Secrets and Know-How of the other party.

(ii) To the extent there is an overlap between the SKUs sold by the GroceryCo Business and the SnackCo Business as of the Distribution Date, or Meridian information that relates to inactive SKUs or Meridian technical information that is common across products within both GroceryCo and SnackCo, then: (1) Group Brands shall be granted ownership of such Meridian information that predominantly relates to Processed Cheese, Cream Cheese and all Non-Key Overlap Businesses; and (2) Global Brands shall be granted ownership of such Meridian information that predominantly relates to Coffee and Powdered Beverages.

Section 2.4 Ownership of R&D Suite. For the sake of convenience and given the size and overlapping nature of the technology and information contained in R&D Suite, the parties agree that: each party will obtain a full and complete copy of the R&D Suite as it exists as of the Distribution Date; each party acknowledges receipt thereof; and each party has the right to use the information contained in R&D Suite to make, have made, use, sell, offer for sale, import and export products in any jurisdiction around the world, except:

(a) to the extent the information contained in R&D Suite constitutes the Trade Secrets or Know-How of a party, the party who owns the underlying Trade Secrets and Know-How shall own the associated R&D Suite information and the same provisions governing ownership and rights to use the Trade Secrets and Know-How as set forth in ARTICLE II, ARTICLE IV and ARTICLE V shall apply to the associated R&D Suite information. In the event a party receives the Non-Licensed Trade Secrets and Know-How of the other party by virtue of its copy of R&D Suite information, such party shall have no right, title or interest in or to, nor shall have any right to exploit in any manner, such Non-Licensed Trade Secrets and Know-How of the other party.

Section 2.5 Ownership of Tassimo Intellectual Property. The parties agree that Global Brands hereby retains and is the sole and exclusive owner as between the parties of all right, title and interest in and to the Tassimo Patents identified in Schedule 2.5(a) and the Tassimo Trade Secrets and Know-How as identified in Schedule 2.5(b). Group Brands’ rights and obligations regarding its use of the Tassimo Intellectual Property are governed by the Tassimo IP Agreement.

Section 2.6 Additional Obligations Under the Other Party’s Patents. Each party agrees to continue the contractual obligations of any named inventor on a Patent that was a former employee or contractor of Kraft Foods Global Brands LLC (and its and their Affiliates and Subsidiaries) prior to the Distribution, with respect to a duty to assist with the prosecution of Patents. Each party agrees to make available to the other party such inventors for interviews and/or testimony and to assist in good faith in further prosecution and maintenance of the Patents. Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by the party seeking or receiving assistance, expressly excluding the value of the time of such party’s personnel. In addition, the parties agree to cooperate to effect a smooth transfer of the responsibility for prosecution, maintenance and enforcement of the Patents herein assigned and licensed.

Section 2.7 Prior Grants. The parties acknowledge and agree that the assignments and licenses granted herein to the Intellectual Property are subject to any and all licenses or other rights that may have been granted by a party (or its Affiliates, Subsidiaries and its and their Predecessors) with respect to the Intellectual Property prior to the Distribution as further set forth in ARTICLE VI.

Section 2.8 Further Assurances. The parties shall, and shall cause their respective Affiliates and Subsidiaries to, execute and deliver such instruments of assignment, conveyance and transfer and take such other actions as are necessary to memorialize or perfect the assignments provided for in this ARTICLE II. The parties shall share equally in such costs associated with the filing or recording of assignments in the relevant jurisdictions, provided however that in each case above, the applicable assignee shall be solely responsible for preparing, filing and/or recording any assignment, transfer or change of name documents relating to the Intellectual Property or any other documents necessary to record ownership of the Intellectual Property in the applicable assignee’s name, including the Patent Assignment. The applicable assignee agrees to use reasonable efforts to promptly file with U.S. Patent and Trademark Office, or such other foreign intellectual property office as applicable, any necessary documents relating to the assignment, transfer, conveyance and delivery of title and ownership of the Intellectual Property to the assignee.

Section 2.9 Mistaken Allocations. If either party discovers that certain Intellectual Property intended by the parties to be owned by Global Brands was inadvertently listed in the Group Brands Schedules or certain Intellectual Property intended by the parties to be owned by Group Brands was inadvertently listed in the Global Brands Schedules, such party shall provide written notice to the other party and the parties thereafter shall cooperate in good faith and amend the listings in the Group Brands Schedules and Global Brands Schedules, as applicable, and assign the applicable Intellectual Property to the proper party, as mutually agreed, including providing all copies of such applicable Intellectual Property to such other party. The parties agree to share equally any incremental costs associated with assigning any such Intellectual Property to the proper party pursuant to this Section 2.9. If either party discovers that certain Intellectual Property intended by the parties to be licensed to that party or the other party, then the provisions of Section 3.8 or Section 4.8 shall apply, as applicable.

Section 2.10 Disclaimer of Representations and Warranties.

(a) Each of Global Brands (on behalf of itself and each other SnackCo Entity) and Group Brands (on behalf of itself and each other GroceryCo Entity) understands and agrees that, no party (including its and their Affiliates and Subsidiaries) to this Agreement is making any representations or warranties relating in any way to the Intellectual Property, to any Consent required in connection therewith, to the value or freedom from any Security Interests of, or any other matter concerning, any Intellectual Property, or to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Intellectual Property upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth in this Agreement, (a) all Intellectual Property is being transferred or licensed on an “as is,” “where is” basis, (b) any implied warranty of merchantability, fitness for a specific purpose or otherwise is hereby expressly disclaimed, (c) the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest and (d) none of the parties (including their Affiliates or Subsidiaries) to this Agreement or any other Person makes any representation or warranty with respect to any information, documents or materials made available in connection with entering into this Agreement, or the transactions contemplated hereby.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT THE ASSIGNMENTS AND LICENSES HEREIN ARE MADE ON AN “AS-IS,” QUITCLAIM BASIS AND THAT NEITHER PARTY NOR ANY SUBSIDIARY OF SUCH PARTY HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY, NON-INFRINGEMENT OR VALIDITY OF PATENT CLAIMS (ISSUED OR PENDING).

ARTICLE III

LICENSED PATENT RIGHTS AND RESTRICTIONS, GENERALLY

Section 3.1 Rights in the Non-Licensed Patents. Group Brands owns all right, title and interest in and to the Group Brands Non-Licensed Patents set forth in Schedule 3.1(a). Global Brands owns all right, title and interest in and to the Global Brands Non-Licensed Patents set forth in Schedule 3.1(b). Neither party shall have any right, title or interest under the other party’s Non-Licensed Patents.

Section 3.2 Rights to Group Brands Licensed Patents. Group Brands grants to Global Brands a perpetual, fully paid-up, royalty-free, non-exclusive and worldwide license in and to the Group Brands Licensed Patents (excluding the LCRB Licensed Patents which are governed by Section 5.1) to make, have made, use, sell, offer for sale, supply or have supplied, import or have imported, export or have exported any products or services, or practice any methods and make improvements thereon subject to the terms and conditions of this Agreement, including those restrictions set forth in this ARTICLE III and including any obligations by either party to assign or license exclusive rights to the Licensed Patents to a third party in a territory pursuant to a Third Party Agreement as set forth in ARTICLE VI. Unless expressly stated otherwise, Group Brands retains all other rights in and to the Group Brands Licensed Patents.

Section 3.3 Rights to Global Brands Licensed Patents.

(a) Global Brands grants to Group Brands a perpetual, fully paid-up, royalty-free, non-exclusive and worldwide license in and to the Global Brands Licensed Patents (excluding the MGC Licensed Patents which are governed by Section 5.2) to make, have made, use, sell, offer for sale, supply or have supplied, import or have imported, export or have exported any products or services, or practice any methods and make improvements thereon subject to the terms and conditions of this Agreement, including those restrictions set forth in this ARTICLE III and including any obligations by either party to assign or license exclusive rights to the Licensed Patents to a third party in a territory pursuant to a Third Party Agreement as set forth in ARTICLE VI. Unless expressly stated otherwise, Global Brands retains all other rights in and to the Global Brands Licensed Patents.

(b) Notwithstanding the above, in the event Group Brands (or its Affiliates or Subsidiaries) practices any of the Cadbury Licensed Patents as set forth on Schedule 3.3(b), the scope of Group Brands’ rights to the Cadbury Licensed Patents shall be the same as Group Brands’ rights and obligations to the Global Brands Licensed Patents, except that Group Brands shall pay a royalty fee for the Cadbury Licensed Patents pursuant to the royalty fee set forth in Schedule 3.3(b). In addition, and solely to the extent necessary to practice the Cadbury Patents, Group Brands shall be entitled to receive a copy of the relevant Global Brands Trade Secrets and Know-How (including all Global Brands Trade Secrets and Know-How contained within Meridian and R&D Suite) with respect to the Cadbury Licensed Patents, and such information provided shall be deemed Global Brands Licensed Trade Secrets and Know-How.

Section 3.4 Rights to Sublicense Licensed Patent Rights. Subject to this ARTICLE III, a party may only grant a sublicense under the Licensed Patents as follows:

(a) to a party’s Affiliates and Subsidiaries for so long as such parties remain its Affiliates and Subsidiaries;

(b) a party shall have the right to license the Licensed Patents (excluding the LCRB Licensed Patents and MGC Licensed Patents, which are governed by Section 5.1 and Section 5.2, respectively) to Co-Manufacturers and Suppliers, with no right to grant further licenses, to make products solely for the benefit of and on behalf of itself (or its Affiliates or Subsidiaries) in any country or region:

(i) outside of the other party’s Defined Territory;

(ii) within the other party’s Defined Territory, subject to such other party’s written consent, which shall not be unreasonably withheld, delayed or denied if reasonable confidentiality and non-disclosure measures are in place given the nature and sensitivity of the information; provided that at the end of the ten (10) year period following Separation, no such approval or consent is needed for a party to grant licenses to its Suppliers and Co-Manufacturers in the other party’s Defined Territory; and

(iii) any license granted pursuant to Section 3.4(b) shall be subject to a written non-disclosure agreement between the granting party and the applicable Co-Manufacturer or Supplier, as applicable; or

(c) to a third party with whom the party has a contractual obligation pursuant to the Third Party Agreement identified in Schedule 6.1.

(d) Any license granted pursuant to Section 3.4 shall be subject to the confidentiality obligations as set forth in this Agreement and the Separation Agreement.

Section 3.5 Restrictions on Licensed Patent Rights – Excluding LCRB and MGC. Section 3.5 applies to all Licensed Patents except the LCRB Licensed Patents and the MGC Licensed Patents which are governed by Section 5.1 and Section 5.2, respectively.

(a) Two-Year Restriction for Key Overlap Business. For a two (2) year period following the Distribution Date, neither party shall use the Licensed Patents for any Key Overlap Business within such other party’s Defined Territory. At the conclusion of this two (2) year period, either party may use the Licensed Patents in a Key Overlap Business in the other party’s otherwise Defined Territory via Direct Entry. However, the two (2) year restriction in Section 3.5(a) shall not apply to:

(i) Packaging and Research Patents as identified in Schedule 3.5(a)(i);

(ii) either party’s right to practice the Licensed Patents in areas outside of any Key Overlap Business in any jurisdiction;

(iii) either party’s right to practice the Licensed Patents in any Undefined Territory;

(iv) restricting Kraft Food Ingredients Corp. from selling into any country or region products for further processing by third parties; or

(v) Global Brands’ right to import and sell the Jacobs brand coffee in the United States as managed through Kraft North America Imports Group and at volumes at and in a manner consistent with such importation and sales prior to the Separation.

(b) Ten Year Restriction. For a ten (10) year period following the Distribution Date, neither party shall license any of the Licensed Patents to a third party for commercialization by that third party, provided, however, with respect to products produced by and in a plant owned by that party or by a 50/50 joint venture involving that party, the party may:

(i) enter into an agreement with a third party governing the distribution of such products regardless of the brand the products are marketed under, so long as the party or the third party does not sell the products into the other party’s Defined Territory during any period of time where the other party has exclusive rights to such Licensed Patents; and

(ii) during the first two (2) years after the Distribution Date, sell such products to its customers, including for shipment to retail outlets in jurisdictions outside of the other party’s Defined Territory; provided, however, that beginning upon the second (2nd) anniversary of the Distribution Date, a party may, subject to any exclusivity rights the other party may have, sell or ship such products to its customers in any country or region, including to any country within the other party’s Defined Territory.

(iii) Notwithstanding the restrictions set forth in this Section 3.5(b):

(1) Either party may, subject to the other party’s consent, which shall not be unreasonably withheld, delayed or denied and subject to terms and conditions mutually agreeable to the parties, license any of the Licensed Patents to a third party, in any jurisdiction, for commercialization with or by such third party for uses in categories outside of the GroceryCo Business and the SnackCo Business.

(iv) In the event a party enters into a joint venture, such party shall comply with and be subject to the terms of Section 4.6 (Rights of First Offer) under the Separation Agreement.

(c) Limited Components and Ingredients. Notwithstanding Section 3.4 and Section 3.5, neither party shall be restricted from using a Co-Manufacturer or Supplier for certain limited components or ingredients related to the manufacturing or supplying of products that are part of or related to the Licensed Patents, provided that such party does not disclose any of the Licensed Trade Secrets and Know-How to such Co-Manufacturer or Supplier.

Section 3.6 Restrictions on Use of Restricted Technologies. Notwithstanding a party’s right to sublicense under this ARTICLE III, should the practice of the Licensed Patents require use of the Restricted Technologies identified on Schedule 3.6(a), the parties further agree not to disclose the Restricted Technologies to any third party in any geography, including Suppliers or Co-Manufacturers within one’s own Defined Territory, without the written permission of the other party which cannot be unreasonably withheld, delayed or denied so long as appropriate confidentiality measures and the Black Box procedures are in place given the nature and sensitivity of the information. However, a party may disclose a particular Restricted Technology to a third party wherein such Restricted Technology was previously the subject of, or licensed under, a Third Party Agreement pursuant to ARTICLE VI.

Section 3.7 Restrictions on Use of Licensed Patents in Event of a Sale or Transfer. Upon either party’s sale, transfer, assignment or other divestiture or disposition (for purposes of this Section, a “transfer”) of a part or the majority of any Business utilizing any Licensed Patents, the transferring party may transfer its rights to the transferee in any related Licensed Patents owned by, or licensed to, the transferring party, in any geography, provided, however;

(a) all restrictions with respect to the Licensed Patents shall remain in force and transferee will assume, in writing, all rights, obligations and restrictions of the transferring party with respect to the Licensed Patents;

(b) transferee shall not be granted any rights in or to such Licensed Patents with respect to a Key Overlap Business and/or Non-Key Overlap Business in a Defined Territory of the other party unless, as of ninety (90) days prior to the effective date of such transfer, the transferring party has established a Substantial Presence within such Defined Territory of the other party. As between the transferee and the non-transferring party (Group Brands or Global Brands, as applicable), with respect to any Licensed Patents in a Defined Territory in which the transferring party did not achieve a Substantial Presence as of ninety (90) days prior to the effective date of such transfer, the non-transferring party shall be the sole and exclusive owner or licensee, as applicable, and the transferee shall not be granted a license, under such Licensed Patents in any such Defined Territory. Notwithstanding the terms of this Agreement, transferee’s rights in and to the Licensed Patents shall be fixed at the time of such transfer, with respect to such Licensed Patents, and transferee shall have no further right to enter into any markets not granted at the time of such transfer.

(i) Notwithstanding the above Section, with respect to the Restricted Technologies, Restricted Technologies may only be transferred to the transferee for use in such Regions where such Restricted Technology is currently being used for commercial purposes in products being sold by a transferring party in such Region, and where the business being transferred has generated at least a Substantial Amount from products utilizing such Restricted Technologies.

(c) In the event the transferring party transfers any Restricted Technology, the transferring party shall ensure that the transferee that obtains such Restricted Technology agrees to be subject to those restrictions and obligations set forth herein with respect to such Restricted Technology effective as of the date of such transfer. The transferring party shall ensure that the non-transferring party is a third party beneficiary with respect to such obligations and restrictions.

(d) The restrictions set forth in this Section 3.7 shall not apply in the event that the transferee is the other party to this Agreement (i.e. the transferee is GroceryCo or SnackCo).

Section 3.8 Required License for a Party’s Business. If a party discovers that certain Patents existing as of the Distribution Date that either: (a) are necessary to conduct the business of that party or (b) are necessary to perform that party’s obligations under a Third Party Agreement; and were intended by the parties to be licensed by one party to the other party but were inadvertently listed in the Non-Licensed Patents, such party shall provide written notice to the other party. The parties shall cooperate in good faith, and, if the parties are reasonably satisfied that the Patents were inadvertently omitted, they shall amend the listings in the Schedules and license the Patents to the other party as applicable and provide the other party with all copies of all applicable documentation required to practice the Patents. The parties agree to share equally any incremental costs associated with licensing any such Patents to the proper party pursuant to this Section 3.8. If a party desires a license to a Patent developed post-Separation that is not considered a Licensed Patent pursuant to Section 7.1 or Section 7.2 in connection with any rights and obligations under a Third Party Agreement, then the parties shall engage in good faith negotiations to enter into an agreement governing the license and royalty terms for any such Patent.

Section 3.9 Duration. All licenses granted herein with respect to each Licensed Patent shall expire upon the expiration of the term of such Licensed Patent unless such license has been terminated earlier pursuant to this Agreement.

ARTICLE IV

LICENSED TRADE SECRETS AND KNOW-HOW RIGHTS

AND RESTRICTIONS, GENERALLY

Section 4.1 Rights in the Non-Licensed Trade Secrets and Know-How. Group Brands owns all right, title and interest in and to the Group Brands Non-Licensed Trade Secrets and Know-How set forth in Schedule 4.1(a) and Global Brands owns all right, title and interest in and to the Global Brands Non-Licensed Trade Secrets and Know-How set forth in Schedule 4.1(b).

Section 4.2 Rights to Group Brands Licensed Trade Secrets and Know-How. Group Brands grants to Global Brands a perpetual, fully paid-up, non-exclusive and worldwide license under the Group Brands Licensed Trade Secrets and Know-How (excluding the LCRB Licensed Trade Secrets and Know-How which are governed by Section 5.1) subject to the terms and conditions of this Agreement, including those restrictions set forth in this ARTICLE IV and including any obligations by either party to assign or license exclusive rights to the Licensed Trade Secrets and Know-How to a third party in a territory pursuant to a Third Party Agreement as set forth in ARTICLE VI. Unless expressly stated otherwise, Group Brands retains all other rights in and to the Group Brands Licensed Trade Secrets and Know-How.

Section 4.3 Rights to Global Brands Licensed Trade Secrets and Know-How. Global Brands grants to Group Brands a perpetual, fully paid-up, non-exclusive and worldwide license under the Global Brands Licensed Trade Secrets and Know-How (excluding the MGC Licensed Trade Secrets and Know-How which are governed by Section 5.2) subject to the terms and conditions of this Agreement, including those restrictions set forth in this ARTICLE IV and including any obligations by either party to assign or license exclusive rights to the Licensed Trade Secrets and Know-How to a third party in a territory pursuant to a Third Party Agreement as set forth in ARTICLE VI. Unless expressly stated otherwise, Global Brands retains all other rights in and to the Global Brands Licensed Trade Secrets and Know-How.

Section 4.4 Rights to Sublicense Licensed Trade Secrets and Know-How. Subject to this ARTICLE IV, a party may only grant a sublicense under the Licensed Trade Secrets and Know-How as follows:

(a) to a party’s Affiliates and Subsidiaries for so long as such parties remain its Affiliates and Subsidiaries.

(b) a party shall have the right to license the Licensed Trade Secrets and Know-How (excluding the LCRB Licensed Trade Secrets and Know-How and MGC Licensed Trade Secrets and Know-How, which are governed by Section 5.1 and Section 5.2, respectively) to Co-Manufacturers and Suppliers, with no right to grant further licenses, to make products solely for the benefit of and on behalf of itself (or its Affiliates or Subsidiaries) in any country or region:

(i) outside of the other party’s Defined Territory;

(ii) within the other party’s Defined Territory, subject to such other party’s written consent, which shall not be unreasonably withheld, delayed or denied if reasonable confidentiality and non-disclosure measures are in place given the nature and sensitivity of the information; provided that at the end of the ten (10) year period following the Distribution Date, no such approval or consent is needed for a party to grant licenses to its Suppliers and Co-Manufacturers in the other party’s Defined Territory; and

(iii) any license granted pursuant to Section 4.4(b) shall be subject to a written non-disclosure agreement between the granting party and the applicable Co-Manufacturer or Supplier, as applicable; or

(c) to a third party with whom the party has a contractual obligation pursuant to the Third Party Agreement identified in Schedule 6.1.

(d) Any license granted pursuant to Section 4.4 shall be subject to the confidentiality obligations as set forth in this Agreement and the Separation Agreement.

Section 4.5 Restrictions on Licensed Trade Secrets and Know-How – Excluding LCRB and MGC. Section 4.5 applies to all Licensed Trade Secrets and Know-How, except the LCRB Licensed Trade Secrets and Know-How and the MGC Licensed Trade Secrets and Know-How, which are governed by Section 5.1 and Section 5.2, respectively.

(a) Two Year Restriction For Key Overlap Business. For a two (2) year period following the Distribution Date, neither party shall use the Licensed Trade Secrets and Know-How for any Key Overlap Business within such other party’s Defined Territory. At the conclusion of this two (2) year period, either party may use the Licensed Trade Secrets and Know-How in a Key Overlap Business in the other party’s otherwise Defined Territory solely via Direct Entry. However, the two (2) year restriction in Section 4.5(a) shall not apply to:

(i) Trade Secrets and Know-How associated with Packaging and Research Patents;

(ii) either party’s right to practice the Licensed Trade Secrets and Know-How in areas outside of any Key Overlap Business in any jurisdiction;

(iii) either party’s right to practice the Licensed Trade Secrets and Know-How in any Undefined Territory;

(iv) restricting Kraft Food Ingredients Corp. from selling into any country or region products for further processing by third parties; or

(v) Global Brands’ right to import and sell the Jacobs brand coffee in the United States as managed through Kraft North America Imports Group and at volumes at and in a manner consistent with such importation and sales prior to the Separation.

(b) Ten Year Restriction. For a ten (10) year period following the Distribution Date, neither party shall license any of the Licensed Trade Secrets and Know-How to a third party for commercialization by that third party, provided, however, that with respect to products produced by and in a plant owned by that party or by a 50/50 joint venture involving that party, a party may:

(i) enter into an agreement with a third party governing the distribution of such products regardless of the brand the products are marketed under, so long as the party or the third party does not sell the products into the other party’s Defined Territory during any period of time where the other party has exclusive rights to such Licensed Trade Secrets and Know-How; and

(ii) during the first two (2) years after the Distribution Date, sell such products to its customers, including for shipment to retail outlets in jurisdictions outside of the other party’s Defined Territory; provided, however, that beginning upon the second (2nd) anniversary of the Distribution Date, a party may, subject to any exclusivity rights the other party may have, sell or ship such products to its customers in any country or region, including to any country within the other party’s Defined Territory.

(iii) Notwithstanding the restrictions set forth in this Section 4.5(b):

(1) Either party may, subject to the other party’s consent, which shall not be unreasonably withheld, delayed or denied and subject to terms and conditions mutually agreeable to the parties, license any of the Licensed Trade Secrets and Know-How to a third party, in any jurisdiction, for commercialization with or by such third party for uses in categories outside of the GroceryCo Business and the SnackCo Business.

(2) In the event a party enters into a joint venture, such party shall comply with and be subject to the terms of Section 4.6 (Rights of First Offer) under the Separation Agreement.

(c) Limited Components and Ingredients. Notwithstanding Section 4.4 and Section 4.5, neither party shall be restricted from using a Co-Manufacturer or Supplier for certain limited components or ingredients related to the manufacturing or supplying of products that are part of or related to the Licensed Trade Secrets and Know-How, provided that such party does not disclose any of the Licensed Trade Secrets and Know-How to such Co-Manufacturer or Supplier.

Section 4.6 Restrictions on Use of Restricted Technologies. Notwithstanding a party’s right to sublicense under this ARTICLE IV, neither party may disclose the Restricted Technologies to any third party, in any geography, including Suppliers or Co-Manufacturers within one’s own Defined Territory, without the written permission of the other party, which cannot be unreasonably withheld, delayed or denied so long as appropriate confidentiality measures and Black Box procedures are in place given the nature and sensitivity of the information. However, a party may disclose a particular Restricted Technology to a third party wherein such Restricted Technology was previously the subject of, or licensed under, a Third Party Agreement pursuant to ARTICLE VI.

Section 4.7 Restrictions on Use of Licensed Trade Secrets and Know-How in Event of a Sale or Transfer. Upon either party’s sale, transfer, assignment or other divestiture or disposition (for purposes of this Section, a “transfer”) of a part or the majority of any Business utilizing any Licensed Trade Secrets and Know-How, the transferring party may transfer its rights to the transferee in any related Licensed Trade Secrets and Know-How owned by, or licensed to, the transferring party, in any geography, provided, however:

(a) all restrictions with respect to the Licensed Trade Secrets and Know-How shall remain in force and transferee will assume, in writing, all rights, obligations and restrictions of the transferring party with respect to the Licensed Trade Secrets and Know-How; and

(b) transferee shall not be granted any rights in or to such Licensed Trade Secrets and Know-How with respect to a Key Overlap Business and/or Non-Key Overlap Business in a Defined Territory of the other party unless, as of ninety (90) days prior to the effective date of such transfer, the transferring party has established a Substantial Presence within such Defined Territory of the other party. As between the transferee and the non-transferring party (Group Brands or Global Brands, as applicable), with respect to any Licensed Trade Secrets and Know-How in a Defined Territory in which the transferring party did not achieve a Substantial Presence as of ninety (90) days prior to the effective date of such transfer, the non-transferring party shall be the sole and exclusive owner or licensee, as applicable, and the transferee shall not be granted a license, under such Licensed Trade Secrets and Know-How in any such Defined Territory. Notwithstanding the terms of this Agreement, transferee’s rights in and to the Licensed Trade Secrets and Know-How shall be fixed at the time of such transfer, with respect to such Licensed Trade Secrets and Know-How, and transferee shall have no further right to enter into any markets not granted at the time of such transfer.

(i) Notwithstanding the above Section, with respect to the Restricted Technologies, Restricted Technologies may only be transferred to the transferee for use in such regions where such Restricted Technology is currently being used for commercial purposes and where the business being transferred has generated at least a Substantial Amount from products utilizing such Restricted Technologies.

(c) Notwithstanding the above, with respect to Trade Secrets and Know-How contained within Meridian and R&D Suite, upon either party’s transfer of a part or the majority of any Business, the transferring party may only transfer those Trade Secrets and Know-How of Meridian and R&D Suite, or portion thereof, that are in use by the transferring party and are material to the business being sold, whether such Trade Secrets and Know-How are owned by or licensed to the transferring party at the time of the transfer of the transferring party’s business to the transferee. The transferring party shall not provide a wholesale copy of either Meridian or R&D Suite, or any other information of the other party to which the transferring party does not have rights hereunder, to the transferee absent written consent of the other party. All other restrictions with respect to the Licensed Trade Secrets and Know-How shall apply to Meridian and R&D Suite.

(d) In the event the transferring party transfers any Restricted Technology, the transferring party shall ensure that the transferee that obtains such Restricted Technology agrees to be subject to those restrictions and obligations set forth herein with respect to such Restricted Technology effective as of the date of such transfer. The transferring party shall ensure that the non-transferring party is a third party beneficiary with respect to such obligations and restrictions.

(e) The restrictions set forth in this Section 4.7 shall not apply in the event that the transferee is the other party to this Agreement (i.e. the transferee is GroceryCo or SnackCo).

Section 4.8 Required License for a Party’s Business. If a party discovers that certain Trade Secrets and Know-How existing as of the Distribution Date that either: (a) are necessary to conduct the business of that party or (b) are necessary to perform that party’s obligations under a Third Party Agreement; and were intended by the parties to be licensed by one party to the other party but were inadvertently listed in the Non-Licensed Trade Secrets and Know-How Schedules, such party shall provide written notice to the other party. The parties shall cooperate in good faith, and, if the parties are reasonably satisfied that the Trade Secrets and Know-How were inadvertently omitted, they shall amend the listings in the Schedules and license the Trade Secrets and Know-How to the other party as applicable and provide the other party with all copies of all applicable documentation required to practice the Trade Secrets and Know-How. The parties agree to share equally any incremental costs associated with licensing any such Trade Secrets and Know-How to the proper party pursuant to this Section 4.8. If a party desires a license to Trade Secrets and Know-How developed post-Separation that are not considered Licensed Trade Secrets and Know-How pursuant to Section 7.1 or Section 7.2 in connection with any rights and obligations under a Third Party Agreement, then the parties shall engage in good faith negotiations to enter into an agreement governing the license and royalty terms for any such Trade Secrets and Know-How; provided, however, a party is under no obligation to disclose Trade Secrets and Know-How developed post-Separation to the other party except as required under Section 7.1 and Section 7.2.

Section 4.9 Duration. The licenses granted above to the Licensed Trade Secrets and Know-How shall continue in perpetuity unless such license has been terminated earlier pursuant to this Agreement.

ARTICLE V

LICENSED LCRB AND MGC RELATED INTELLECTUAL PROPERTY,

RIGHTS AND RESTRICTIONS

Section 5.1 LCRB Licensed Intellectual Property Rights.

(a) Group Brands grants to Global Brands a license to the LCRB Licensed Patents identified in Schedule 5.1(a)(i) and the LCRB Licensed Trade Secrets and Know-How identified in Schedule 5.1(a)(ii), collectively the LCRB Licensed Intellectual Property, subject to the terms and conditions of this Agreement. Global Brands may also sublicense its rights to the LCRB Licensed Intellectual Property to its and their Affiliates and Subsidiaries for so long as they remain its and their Affiliates and Subsidiaries. Group Brands retains all other rights to the LCRB Licensed Intellectual Property unless specifically provided for herein.

(i) Global Brands’ License to the LCRB Licensed Intellectual Property within the LCRB Defined Territory. Within the LCRB Defined Territory Global Brands shall have a perpetual, fully paid-up and royalty-free license (subject to this Section 5.1) in and to the LCRB Licensed Intellectual Property to make, have made, use, sell, offer for sale, supply or have supplied, import or have imported, export or have exported any products or services, or practice any methods and make improvements thereon subject to the terms and conditions of this Agreement.

(ii) Global Brands’ Optional Rights to LCRB Licensed Intellectual Property within the LCRB Optional Market. Within the LCRB Optional Market and subject to Global Brands’ payment to Group Brands of the Annual Optional Rights Fee, payable each year upfront, until the third (3rd) anniversary of the Distribution Date, Global Brands shall have a non-exclusive license in and to the LCRB Licensed Intellectual Property to make, have made, use, sell, offer for sale, supply or have supplied, import or have imported, export or have exported any products or services, or practice any methods and make improvements thereon subject to the terms and conditions of this Agreement. Provided Global Brands has paid and continues to pay the Annual Optional Rights Fee, for each twelve (12) month period for which an Annual Optional Rights Fee payment is made, Global Brands’ rights shall include the receipt of: (a) all Derivatives of the LCRB Licensed Intellectual Property, including any new intellectual property solely owned and developed by GroceryCo (or its Affiliates or Subsidiaries) directed to LCRB for use in any such countries or regions where Global Brands has rights with respect to the LCRB Licensed Intellectual Property to make, have made, use, sell, offer for sale, supply or have supplied, import or have imported, export or have exported any products or services, or practice any methods and make improvements thereon; and (b) access to the full-time equivalent employees from GroceryCo (or its Affiliates or Subsidiaries) who are knowledgeable on the LCRB Licensed Intellectual Property and who shall provide assistance and services subject to the Project Statement between the parties as set forth on Exhibit C. Upon the payment of the Total Optional Rights Fee, Global Brands shall be granted a perpetual, fully paid-up, royalty-free, non-exclusive and irrevocable license to the LCRB Licensed Intellectual Property within the LCRB Defined Territory and the LCRB Optional Market, provided, however, that upon the third (3rd) anniversary from the Distribution Date (regardless of whether the applicable license fees have been paid or not), Global Brands’ right to continue to receive, on a going forward basis, a license to any new intellectual property solely owned and developed by GroceryCo (or its Affiliates or Subsidiaries) directed to LCRB shall automatically lapse and its access rights to the full-time equivalent employees from GroceryCo (or its Affiliates or Subsidiaries) shall also terminate.

(1) Global Brands shall have the option, in its sole discretion and upon six (6) months prior written notice to cancel the optional rights to the LCRB Licensed Intellectual Property as set forth in Section 5.1(a)(ii). In the event that Global Brands elects to cancel and does not pay the full Total Optional Rights Fee, Global Brands’ optional rights as set forth in Section 5.1(a)(ii) shall expire at the end of such twelve (12) month period in which the last Annual Optional Rights Fee has been paid, but Global Brands shall retain a perpetual, fully paid-up, royalty-free license (subject to this Section 5.1) to the LCRB Licensed Intellectual Property within the LCRB Defined Territory and in any of the countries or regions within the LCRB Optional Market in which SnackCo has generated at least a Substantial Amount from products utilizing such LCRB Licensed Intellectual Property by the end of such last twelve (12) month period for which an Annual Optional Rights Fee payment has been paid.

(2) Notwithstanding any provision to the contrary, provided Global Brands makes payments in accordance with the terms set forth in Section 5.1(a)(ii) and solely with respect to new intellectual property solely owed and developed by either party (or its Affiliates or Subsidiaries), each party shall be required to disclose to the other any and all new intellectual property related to the LCRB technology for any period in which an Annual Optional Rights Fee has been made under Section 5.1(a)(ii), regardless of whether such information is in the form of an Invention Disclosure, Patent or is kept as a party’s Trade Secret and Know-How.

(3) If Global Brands fails to make the initial Annual Optional Rights Fee at the time of Separation, then Global Brands shall have no rights to the LCRB Licensed Intellectual Property within the LCRB Optional Market or the right to receive any new intellectual property solely owed and developed by GroceryCo (or its Affiliates or Subsidiaries) or any right to the full-time equivalent employees from GroceryCo (or its Affiliates or Subsidiaries) as provided for in Section 5.1(a)(ii).

(4) Notwithstanding any provision to the contrary, with respect to new intellectual property related to the LCRB technology developed by a party at any time after the Total Optional Rights Fee has been paid, or at any time after the end of the last twelve (12) month period for which an Annual Optional Rights Fee payment has been paid if the Total Optional Rights Fee has not been achieved, such new intellectual property shall be owned by the developing party with no obligation or requirement to disclose such new intellectual property to the other party, provided, however, that this provision shall not affect a party’s rights or obligations with respect to any Licensed Intellectual Property.

(b) Two (2) Year Exclusivity Period within the LCRB Defined Territory. Global Brands’ license to the LCRB Licensed Intellectual Property shall be exclusive within the LCRB Defined Territory for a two (2) year period following the Distribution Date subject to the terms and conditions of this Agreement. At the conclusion of this two (2) year period, or in the event exclusivity lapses beforehand under the terms and conditions of this Agreement, Group Brands (and its and their Affiliates and Subsidiaries) may use the LCRB Licensed Intellectual Property in any country within the LCRB Defined Territory via Direct Entry.

(c) Extended Three (3) to Ten (10) Year Exclusivity Period within the LCRB Defined Territory. Subject to Section 5.1(f), neither Group Brands (nor its Affiliates or Subsidiaries) may use the LCRB Licensed Intellectual Property in any country within the LCRB Defined Territory via a Co-Manufacturer or Supplier until the third (3rd) anniversary of the Distribution Date.

(i) If by the third (3rd) anniversary of the Distribution Date, SnackCo generates a Substantial Amount in the Philippines, GCC Countries or Latin American Countries within a twelve (12) month period from products utilizing the LCRB Licensed Intellectual Property, Global Brands’ license to the LCRB Licensed Intellectual Property shall continue to be exclusive in the Philippines, GCC Countries or Latin American Countries through the tenth (10th) anniversary from the Distribution Date with respect to Group Brands’ (and its and their Affiliates and Subsidiaries) ability to use the LCRB Licensed Intellectual Property in the Latin American Countries via a Co-Manufacturer or Supplier. If by the third (3rd) anniversary of the Distribution Date, SnackCo’s revenues in the Latin American Countries failed to generate a Substantial Amount within a twelve (12) month period from products utilizing the LCRB Licensed Intellectual Property, Group Brands (and its and their Affiliates and Subsidiaries) may use the LCRB Licensed Intellectual Property in the Latin American Countries via a Co-Manufacturer or Supplier subject to Section 5.1(f).

(d) The exclusive license to Global Brands granted in Section 5.1(b) or Section 5.1(c) shall immediately lapse with respect to certain Latin American Countries, as set forth in this Section below and Group Brands (and its and their Affiliates and Subsidiaries) may use the LCRB Licensed Intellectual Property in any of such Latin America Countries via any means, including via a Co-Manufacturer or Supplier (Section 5.1(f)), in the event the following all apply:

(i) any competitor (whether by brand name or under a private label) enters into Mexico, Brazil or Argentina using substantially similar technology to LCRB;

(ii) with respect to Group Brands’ ability to enter into either Mexico or Caricam, if such competitor in Mexico achieves at least a five percent (5%) ACV in either Mexico; or with respect to Group Brands’ ability to enter into South America, such competitor in South America achieves at least a five percent (5%) ACV in either Brazil or Argentina; and

(iii) SnackCo failed to generate a Substantial Amount in Latin America within the most recent twelve (12) month period from products utilizing the LCRB Licensed Intellectual Property by the time in which a competitor has obtained entry pursuant to Section 5.1(d)(i) and Section 5.1(d)(ii).

(e) Notwithstanding the above and subject to the terms and conditions of this Agreement, neither party may sell a concentrated coffee product using the LCRB Licensed Intellectual Property in a Defined Territory of the other party with respect to the other party’s coffee business until the second (2nd) anniversary of the Distribution Date.

(f) Neither party may license the LCRB Licensed Intellectual Property to a third party or to or with any Co-Manufacturer or Supplier provided, however, neither party shall be restricted from using a Co-Manufacturer or Supplier for certain limited components of manufacturing LCRB provided that such party does not disclose any of the LCRB Intellectual Property to such Co-Manufacturer or Supplier.

(g) Notwithstanding Section 5.1(f), a party may, with respect to products covered by or utilizing the LCRB Licensed Intellectual Property that are produced by and in a plant owned by that party:

(i) enter into an agreement with a third party governing the distribution of such products regardless of the brand the products are marketed under, so long as the party or the third party does not sell the products into the LCRB Defined Territory (in the case of GroceryCo) or any country or region that is not within its LCRB Defined Territory or its LCRB Optional Market (in the case of SnackCo) during any period of time where the other party has exclusive rights to such LCRB Licensed Intellectual Property as set forth in Section 5.1; and

(ii) during the first two (2) years after the Distribution Date, sell such products to its customers, including for shipment to retail outlets outside of the LCRB Defined Territory (in the case of GroceryCo) or within its LCRB Defined Territory and its LCRB

Optional Market (in the case of SnackCo); provided, however, that beginning upon the second (2nd) anniversary of the Distribution Date, a party may, subject to any exclusivity rights the other party may have, ship such products to its customers in any country or region.

(h) GroceryCo and SnackCo shall enter into a separate supply agreement whereby GroceryCo agrees to manufacture and supply SnackCo with products or parts thereof that are covered by or utilize the LCRB Licensed Intellectual Property. The term of the separate supply agreement shall be for a term of up to five (5) years unless extended by the parties. For any new intellectual property that is developed under such separate supply agreement, ownership and licensing of such developed intellectual property shall be governed by the terms of this Agreement.

(i) For the purposes of this Section 5.1, the restrictions and limitations of LCRB do not apply to Aladdin IP or Bud IP. Aladdin IP shall be governed by the limitations and restrictions as those of Powdered Beverages as noted in Schedule 1.2(b) and Schedule 1.2(c), and Bud IP shall be governed by the limitations and restrictions as those of Coffee as noted in Schedule 1.2(b) and Schedule 1.2(c).

Section 5.2 MGC Licensed Intellectual Property Rights.

(a) Global Brands grants to Group Brands a license to the MGC Licensed Patents identified in Schedule 5.2(a)(i) and the MGC Licensed Trade Secrets and Know-How identified in Schedule 5.2(a)(ii), collectively the MGC Licensed Intellectual Property, subject to the terms and conditions of this Agreement. Group Brands may also sublicense its rights to the MGC Licensed Intellectual Property to its and their Affiliates and Subsidiaries for so long as they remain its and their Affiliates and Subsidiaries. Global Brands retains all other rights to the MGC Licensed Intellectual Property unless specifically provided for herein.

(i) Group Brands’ License to MGC Licensed Intellectual Property within the MGC Defined Territory. Within the MGC Defined Territory, Group Brands shall have a perpetual, fully paid-up and royalty-free license (subject to this Section 5.2) in and to the MGC Licensed Intellectual Property to make, have made, use, sell, offer for sale, supply or have supplied, import or have imported, export or have exported any products or services, or practice any methods and make improvements thereon subject to the terms and conditions of this Agreement.

(ii) Group Brands’ Optional Rights to MGC Licensed Intellectual Property within the MGC Optional Market. Within the MGC Optional Market and subject to Group Brands’ payment to Global Brands of the Annual Optional Rights Fee, payable each year upfront, until the third (3rd) anniversary of the Distribution Date, Group Brands shall have a non-exclusive license in and to the MGC Licensed Intellectual Property to make, have made, use, sell, offer for sale, supply or have supplied, import or have imported, export or have exported any products or services, or practice any methods and make improvements thereon subject to the terms and conditions of this Agreement. Provided Group Brands has paid and continues to pay the Annual Optional Rights Fee, for each twelve (12) month period for which an Annual Optional Rights Fee payment is made, Group Brands’ rights shall include the receipt of: (a) all

Derivatives of the MGC Licensed Intellectual Property, including any new intellectual property solely owned and developed by SnackCo (or its Affiliates or Subsidiaries) directed to MGC for use in any such countries or regions where Group Brands has rights with respect to the MGC Licensed Intellectual Property to make, have made, use, sell, offer for sale, supply or have supplied, import or have imported, export or have exported any products or services, or practice any methods and make improvements thereon; and (b) access to the full-time equivalent employees from SnackCo (or its Affiliates or Subsidiaries) who are knowledgeable on the MGC Licensed Intellectual Property and who shall provide assistance and services subject to the Project Statement between the parties as set forth on Exhibit D. Upon the payment of the Total Optional Rights Fee, Group Brands shall be granted a perpetual, fully paid-up, royalty-free, non-exclusive and irrevocable license to the MGC Licensed Intellectual Property within the MGC Defined Territory and LCRB Optional Market, provided, however, that upon the third (3rd) anniversary from the Distribution Date (regardless of whether the applicable license fees have been paid or not), Group Brands’ right to continue to receive, on a going forward basis, a license to any new intellectual property solely owned and developed by SnackCo (or its Affiliates or Subsidiaries) directed to MGC shall automatically lapse and its access rights to the full-time equivalent employees from SnackCo (or its Affiliates or Subsidiaries) shall also terminate.

(1) Group Brands shall have the option, in its sole discretion and upon six (6) months prior written notice to cancel the optional rights to the MGC Licensed Intellectual Property as set forth in Section 5.2(a)(ii). In the event that Group Brands elects to cancel and does not pay the full Total Optional Rights Fee, Group Brands’ optional rights as set forth in Section 5.2(a)(ii) shall expire at the end of such twelve (12) month period in which the last Annual Optional Rights Fee has been paid, but Group Brands shall retain a perpetual, fully paid-up, royalty-free license (subject to this Section 5.2) to the MGC Licensed Intellectual Property within the MGC Defined Territory and in any of the following countries or regions within the MGC Optional Market in which GroceryCo has generated at least a Substantial Amount from products utilizing such MGC Licensed Intellectual Property by the end of such last twelve (12) month period for which an Annual Optional Rights Fee payment has been paid.

(2) Notwithstanding any provision to the contrary, provided Group Brands makes payments in accordance with the terms set forth in Section 5.2(a)(ii), and solely with respect to new intellectual property solely owed and developed by either party (or its Affiliates or Subsidiaries), each party shall be required to disclose to the other any and all new intellectual property related to the MGC technology for any period in which an Annual Optional Rights Fee has been made, regardless of whether such information is in the form of an Invention Disclosure, Patent or is kept as a party’s Trade Secret and Know-How.

(3) If Group Brands fails to make the initial Annual Optional Rights Fee on the Distribution Date, then Group Brands shall have no rights to the MGC Licensed Intellectual Property within the MGC Optional Market or the right to receive any new intellectual property solely owed and developed by SnackCo (or its Affiliates or Subsidiaries) or any right to the full-time equivalent employees from GroceryCo (or its Affiliates or Subsidiaries) as provided for in Section 5.2(a)(ii).

(4) Notwithstanding any provision to the contrary, with respect to new intellectual property related to the MGC technology developed by a party at any time after the Total Optional Rights Fee has been paid, or at any time after the end of the last twelve (12) month period for which an Annual Optional Rights Fee payment has been paid if the Total Optional Rights Fee has not been achieved, such new intellectual property shall be owned by the developing party with no obligation or requirement to disclose such new intellectual property to the other party, provided, however, that this provision shall not affect a party’s rights or obligations with respect to any Licensed Intellectual Property.

(b) Two (2) Year Exclusivity Period within the MGC Defined Territory. Group Brands’ license to the MGC Licensed Intellectual Property shall be exclusive within the MGC Defined Territory for a two (2) year period following the Distribution Date, subject to the terms and conditions of this Agreement. At the conclusion of this two (2) year period, or in the event exclusivity lapses beforehand under the terms and conditions of this Agreement, Global Brands (and its and their Affiliates and Subsidiaries) may use the MGC Licensed Intellectual Property within the MGC Defined Territory via Direct Entry.

(c) Extended Three (3) to Ten (10) Year Exclusivity Period within the MGC Defined Territory. Subject to Section 5.2(e), neither Global Brands (nor its Affiliates or Subsidiaries) may use the MGC Licensed Intellectual Property within the MGC Defined Territory via a Co-Manufacturer or Supplier until the third (3rd) anniversary of the Distribution Date.

(i) If by the third (3rd) anniversary of the Distribution Date, GroceryCo generates a Substantial Amount within any of the countries within the MGC Defined Territory within a twelve (12) month period from products utilizing the MGC Licensed Intellectual Property, Group Brands’ license to the MGC Licensed Intellectual Property shall continue to be exclusive in the MGC Defined Territory, as applicable, through the tenth (10th) anniversary from the Distribution Date with respect to Global Brands’ (and its and their Affiliates and Subsidiaries) ability to use the MGC Licensed Intellectual Property in the MGC Defined Territory via a Co-Manufacturer or Supplier. If by the third (3rd) anniversary of the Distribution Date, GroceryCo’s revenues in any country outside the Optional Rights Market failed to generate a Substantial Amount within a twelve (12) month period from products utilizing the MGC Licensed Intellectual Property, Global Brands (and its and their Affiliates and Subsidiaries) may use the MGC Licensed Intellectual Property in the MGC Defined Territory via a Co-Manufacturer or Supplier subject to Section 5.2(e).

(d) The exclusive license to Group Brands granted in Section 5.2(b) or Section 5.2(c) shall immediately lapse with respect to any country within the MGC Defined Territory, as set forth below, and Global Brands may use the MGC Licensed Intellectual Property in the particular jurisdiction via any means, including via a Co-Manufacturer or Supplier (subject to Section 5.2(e)), in the event the following all apply:

(i) any competitor (whether by brand name or under a private label) enters into a country within the MGC Defined Territory using substantially similar technology to MGC;

(ii) with respect to Global Brands’ ability to enter into a country within the MGC Defined Territory, such competitor achieves at least a five percent (5%) ACV in a particular country within the MGC Defined Territory; and

(iii) GroceryCo failed to generate a Substantial Amount within a particular country within the MGC Defined Territory, within the most recent twelve (12) month period from products utilizing the MGC Licensed Intellectual Property by the time in which a competitor has obtained entry pursuant to Section 5.2(d)(i) and Section 5.2(d)(ii).

(e) Neither party may license the MGC Licensed Intellectual Property to a third party or to or with any Co-Manufacturer or Supplier, provided, however, neither party shall be restricted from using a Co-Manufacturer or Supplier for certain limited components of manufacturing MGC provided that such party does not disclose any of the MGC Intellectual Property to such Co-Manufacturer or Supplier. However, both parties may license MGC Licensed Intellectual Property to those Approved Third Parties as identified in Schedule 6.1, provided that if Global Brands’ consent is required for such license, such consent shall not be unreasonably withheld, delayed or denied.

(f) Notwithstanding Section 5.2(e), a party may, with respect to products covered by or utilizing the MGC Licensed Intellectual Property that are produced by and in a plant owned by that party:

(i) enter into an agreement with a third party governing the distribution of the products regardless of the brand the products are marketed under, so long as the party or the third party does not sell the products into the MGC Defined Territory (in the case of SnackCo) or in any country or region that is not within its MGC Defined Territory or its MGC Optional Market (in the case of GroceryCo) during any period of time where the other party has exclusive rights to such MGC Licensed Intellectual Property as set forth in Section 5.2; and

(ii) during the first two (2) years after the Distribution Date, sell such products to its customers, including for shipment to retail outlets outside of the MGC Defined Territory (in the case of SnackCo) or within its MGC Defined Territory and its MGC Optional Market (in the case of GroceryCo); provided, however, that beginning upon the second (2nd) anniversary of the Distribution Date, a party may, subject to any exclusivity rights the other party may have, ship such products to its customers in any country or region.

(g) SnackCo and GroceryCo shall enter into a separate supply agreement whereby SnackCo agrees to manufacture and supply GroceryCo with products or parts thereof that are covered by or utilize the MGC Licensed Intellectual Property. The term of the separate supply agreement shall be for a term of up to five (5) years unless extended by the parties. For any new intellectual property that is developed under such separate supply agreement, ownership and licensing of such developed intellectual property shall be governed by the terms of this Agreement.

ARTICLE VI

THIRD PARTY AGREEMENTS

Section 6.1 Licensed Intellectual Property Subject to Third Party Rights or Agreements. Each party acknowledges the existence of Third Party Agreements and any continuing obligations and restrictions that are set forth in the Third Party Agreements and agrees that it has copies of such Third Party Agreements as it may reasonably require. To the extent any intellectual property is jointly owned by a party and a third party pursuant to a Third Party Agreement, this Agreement shall not be construed to convey any rights to such intellectual property that is not permissible under such Third Party Agreement. The parties agree to cooperate and to take necessary steps, within their control, to ensure each party’s rights and obligations under this Agreement do not cause a party to be in breach of such Third Party Agreement. The parties further agree to cooperate and to take necessary steps, within their control, and if necessary, to effectuate the assignment or license of Licensed Intellectual Property in the specified territory pursuant to such Third Party Agreements. Except as set forth in Section 7.1 and Section 7.2, this Agreement shall not be construed as requiring a party that is not a party post-Separation to a Third Party Agreement to disclose, assign or license new intellectual property to the other party or to a third party under any such Third Party Agreement. Each party further agrees that upon becoming aware of any provision in this Agreement or in a Third Party Agreement entered into prior to the Distribution that was not identified in Schedule 6.1 that would cause a breach of either agreement, to notify the other party. The parties shall reasonably consult and cooperate with each other in connection with any such Third Party Agreement. The parties agree that this Agreement shall not be construed as making any third party a beneficiary under this Agreement.

Section 6.2 Indemnification by Licensee for Third Party Agreements. As between Group Brands and Global Brands and its and their Affiliates and Subsidiaries, the party who is the licensee of Licensed Intellectual Property that is subject to a Third Party Agreement shall indemnify, defend and hold the other party (i.e., licensor) and its and their Affiliates and Subsidiaries and each of its and their respective officers, directors, employees, shareholders, agents and representatives (collectively, the “Indemnified Parties”) harmless from and against any and all Liabilities of the Indemnified Parties relating to, arising out of or resulting from any claim that the licensee’s use of the Licensed Intellectual Property is in breach of or otherwise runs afoul of the Third Party Agreement, including as against any claim that the licensee’s use of the Licensed Intellectual Property infringes, misappropriates or otherwise uses the Licensed Intellectual Property in violation of any restrictions set forth in such Third Party Agreement.

ARTICLE VII

DEVELOPMENT, PROSECUTION AND MAINTENANCE OF

LICENSED INTELLECTUAL PROPERTY

Section 7.1 Derivatives of Licensed Patents. The parties acknowledge that either party may make improvements, modifications or derivatives of the Licensed Patents (“Derivative”). Where a party seeks to file a Patent application on any such Derivative (referred to as a “Derivative Patent Application”), the parties agree as follows:

(a) if a party seeks to file a Derivative Patent Application and such party believes that a claim of priority to a Licensed Patent is required, or if a party believes that such Derivative Patent Application may be rejected by the U.S. Patent and Trademark Office, or such other foreign intellectual property office in the subject jurisdiction absent common inventorship and/or ownership by one party of both the Derivative Patent Application and the Licensed Patent, then the following provisions apply:

(i) if the party is the licensee, then that party will provide a full and complete copy of the Derivative Patent Application for filing to the owner. Upon receipt of the application, the owner shall file or cause to be filed such application in its own name, as applicable or allowable under the law in the relevant jurisdiction, within forty-five (45) days of receipt thereof, or as otherwise mutually agreed upon between the parties. The licensee shall also consult with the owner with respect to the Patent application to the extent the Patent application may affect the validity or scope of the owner’s Licensed Patent(s). The owner’s and licensee’s rights in and to the Derivative Patent application (and any Patent issuing therefrom) shall be the same as their rights to the underlying Licensed Patent and on the same terms and subject to the same restrictions, or

(ii) if the party is the owner, then the owner shall file the Derivative Patent Application in its own name and shall provide a full and complete copy of the Derivative Patent Application to the licensee. The owner’s and licensee’s rights to the Derivative Patent Application (and any Patent issuing therefrom) shall be the same as their rights to the underlying Licensed Patent and on the same terms and subject to the same restrictions.

(b) Notwithstanding anything set forth in Section 7.1(a):

(i) the party who conceived of or developed the improvements, modifications or derivatives shall be responsible for the drafting and initial preparation of the Patent application.

(ii) Except with respect to improvements, modifications or derivatives of LCRB and MGC for so long as a party is paying for the licensed rights thereof subject to Section 5.1(a) and Section 5.2(a), respectively, neither party shall be prevented from making any improvements, modifications or derivatives of the Licensed Patents and retaining such Derivatives as a Trade Secret of such developing party. In the event a party maintains a Derivative as a Trade Secret, such party shall be under no obligation to disclose the Derivative to the other Party and shall have no obligation to grant any right or license to the other party hereunder with respect to any such Derivative. Further, a party’s right to maintain a Derivative as such party’s Trade Secret shall not prevent the other party from independently developing and preparing its own Derivatives, including filing a Derivative Patent Application on the same or substantially similar Derivative.

(iii) Except with respect to improvements, modifications or derivatives of LCRB and MGC for so long as a party is paying for the licensed rights thereof subject to Section 5.1(a) and Section 5.2(a), respectively, neither party has any obligation to disclose or provide copies to the other party any other Derivative Patent Applications or any other Patent applications that do not fall within the provisions of Section 5.1, Section 5.2, or Section 7.1(a). In other words, if either party conceives of a Derivative Patent Application wherein the party believes that no claim of priority to a Licensed Patent is necessary and/or believes that the Derivative Patent Application would not be rejected by the U.S. Patent and Trademark Office, or such other foreign intellectual property office in the subject jurisdiction based on lack of common inventorship and/or ownership with a Licensed Patent, then such Derivative Application is not subject to the requirements of this Section 7.1(a) and such party shall be under no obligation to disclose the Derivative or any associated Derivative Patent Application to the other party, and the other party has no rights to any Derivative, Derivative Patent Application or Patent issuing therefrom.

(c) The parties agree that copies of any Derivative Patent Applications, including any non-public information regarding any Derivative or Derivative Patent Application, that are exchanged between the parties pursuant to this Section 7.1 shall be treated as confidential and shall be used solely in accordance with the terms of this Agreement and within the scope of the applicable license.

(d) The parties agree to execute any documents with respect to a Derivative Patent Application as may be required by the parties to effectuate the rights and obligations in this Section 7.1.

Section 7.2 Pipeline Invention Disclosures and Patents. Notwithstanding Section 7.1, with respect to Invention Disclosures prepared within six (6) months from the Distribution Date and Patent applications submitted or filed within eighteen (18) months from the Distribution Date, the parties agree as follows:

(a) excluding the Invention Disclosures contained on Schedule 2.1(b) and Schedule 2.1(c), any new Invention Disclosures prepared within the first six (6) months following the Distribution Date that relate to the Key Overlap Business or new Invention Disclosures based upon research and development related to or arising out of each party’s packaging or research groups, each party shall, at its own expense, provide copies of any such Invention Disclosure to the other party’s IP counsel, chief scientific officer and executive in charge of the applicable business unit within thirty (30) days of the initial preparation of such Invention Disclosure. If a Patent application is filed based on such Invention Disclosure, the other party shall be granted a license in and to such Patent application (and any Patent issuing therefrom) and the applicable Patent application shall be classified as a Licensed Patent owned by the filing party with the non-filing party obtaining a license under such Patent application (and any Patent issuing therefrom) subject to and on the same terms and conditions as the party is granted to Licensed Patents within the Key Overlap Business.

(b) Excluding the scheduled Patent applications contained on Schedule 2.1(b) and Schedule 2.1(c), for all Patent applications filed within the first six (6) months following the Distribution Date that relate to the Key Overlap Business or new Patent applications based upon research and development related to or arising out of each party’s packaging or research groups, the party filing the application shall, at its own expense, provide copies of any such Patent application as filed, within thirty (30) days of such filing, together with notice of its filing date and serial number, to the other party’s IP counsel, chief scientific officer and executive in charge of the applicable business unit. The non-filing party shall be granted a license in and to such Patent application (and any Patent issuing therefrom) and the applicable Patent application shall be classified as a Licensed Patent owned by the filing party with the non-filing party obtaining a license under such Patent application (and any Patent issuing therefrom) subject to and on the same terms and conditions as the party is granted to Licensed Patents within the Key Overlap Business.

(c) For Patent applications within the Key Overlap Business filed by either party after the initial six (6) months and up to and through the initial eighteen (18) months following the Distribution Date and for all Patent applications filed by either party that relate to either the Key Overlap Business or Non-Key Overlap Business and including all Patent applications based upon research and development related to or arising out of each party’s packaging or research groups filed up to and through the initial eighteen (18) months following the Distribution Date, each party shall, at its own expense, provide copies of any such Patent application as filed, within thirty (30) days of such filing, together with notice of its filing date and serial number, to the other party’s IP counsel, chief scientific officer and executive in charge of the applicable business unit. The parties shall then mutually determine whether rights to such Patent application would have been granted to the other party had the Distribution not yet occurred. In the event the parties agree that each party should have received rights in and to the Patent application and any Patent issuing therefrom, the Patent application shall be classified as a Licensed Patent owned by the filing party with the non-filing party obtaining a license under such Patent application (and any Patent issuing therefrom) subject to and on the same terms and conditions as the party is granted to Licensed Patents within the applicable Key Overlap Business and Non-Key Overlap Business.

(d) The parties agree that copies of any Invention Disclosure or Patent application, including any non-public information regarding any Invention Disclosure or Patent application, that are exchanged between the parties pursuant to this Section 7.2 shall be treated as confidential.

(e) The parties agree that the party who develops and seeks to file such Derivative Patent Application shall be responsible for the draft and preparation and associated costs of such Derivative Patent Application.

(f) The parties agree to execute any documents as may be required by the parties to effectuate the rights and obligations in this Section 7.2.

Section 7.3 Party’s Abandonment of Licensed Patents.

(a) With respect to Licensed Patents owned by a party or any Invention Disclosure scheduled as a Licensed Patent or disclosed under Section 7.1, if that party decides that it is no longer interested in prosecuting and/or maintaining one or more Licensed Patents at any time, then the owner of the Licensed Patent(s) or the applicable Invention Disclosure shall give written notice to the licensee of such Licensed Patent or Invention Disclosure within three (3) months of a non-extended filing deadline for maintenance fees and annuities or within thirty (30) days of any non-extended deadline related to the prosecution of a Licensed Patent or its decision not to proceed with the preparation of a Patent application with respect to such Invention Disclosure of its intention to cease prosecution and/or maintenance, or not to proceed with an extension of the Licensed Patent and shall permit the licensee, at the licensee’s sole discretion, to either direct the prosecution or maintenance or proceed with the extension under the owner’s name but at licensee’s own costs and expenses, or if and only if the owner elects to abandon the entire Licensed Patent family, the licensee may continue prosecution or maintenance or proceed with the extension at its own costs and expense. If the owner elects to abandon the entire Licensed Patent family, and if the licensee elects to continue the prosecution or maintenance or to proceed with the extension, the owner of the Licensed Patent or the applicable Invention Disclosure shall execute such documents and perform such acts at the licensee’s expense as may be reasonably necessary to effect an assignment of such Licensed Patent or Invention Disclosure (and as applicable other Patents in the same Licensed Patent family) to the licensee in a timely manner, and more generally to permit the licensee to continue such prosecution and maintenance or to proceed with the extension. Any Patents and Patent applications so assigned shall not be considered Licensed Patents as of the date of such assignment. A party abandoning a Patent or Patent application pursuant to this Section 7.3(a) shall have no right, title and/or interest in and to such abandoned Patents and Patent applications, including any rights to license, exploit or practice (or exclude others from using, practicing or exploiting) in any way any such abandoned Patents and Patent applications.

(b) With respect to Licensed Patents owned by a party, if the non-owning party decides that it is no longer interested in sharing in any costs with the owner with respect to prosecuting and/or maintaining a Licensed Patent, then the licensee of the Licensed Patent shall give notice to the owner of such Licensed Patent within three (3) months of a non-extended filing deadline for maintenance fees and annuities or within thirty (30) days of any non-extended deadline related to the prosecution of a Licensed Patent of its intention to cease sharing in the expense of prosecution and/or maintenance, or with respect to an extension, of any Licensed Patent. In such case the owner may continue, at its discretion, prosecution or maintenance or proceed with the extension at its own costs and expense. Any Patents and Patent applications where the licensee ceases to participate in or share the costs of such prosecution, maintenance or extension shall not be considered Licensed Patents as of the date the licensee ceases to share in the applicable costs and the licensee shall have no right, title or interest in and to such Patents or Patent applications, including any rights to license, exploit or practice (or exclude others from using, practicing or exploiting) in any way any such Patents and Patent applications. Provided, however, that if neither party elects to continue such prosecution, maintenance or extension, or if both decide to abandon the Patent, then neither party may restrict the other from exploiting, practicing or using the applicable abandoned Licensed Patents subject to any other patent rights held by a respective party.

(c) In the event that neither party desires to further prosecute, maintain or extend a Licensed Patent in a particular jurisdiction, then the applicable Licensed Patent shall go abandoned and neither party may restrict the other from exploiting, practicing or using the applicable abandoned Licensed Patents subject to any other patent rights held by a respective party.

Section 7.4 Foreign Prosecution of Licensed Patents. With respect to Licensed Patents where the decision to file in certain foreign jurisdictions has not been determined prior to Separation, the parties shall engage in good faith discussions regarding the filing of patent applications directed to the Licensed Patents in other jurisdictions.

(a) In the event that the owner of the Licensed Patent decides that it is not interested in prosecuting one or more of the Licensed Patents in such foreign jurisdictions, then the owner of the Licensed Patent(s) shall give written notice to the non-owner within thirty (30) days of any non-extended deadline related to the filing deadline for foreign filing of a Licensed Patent and shall permit the non-owner, at the non-owner’s sole discretion, to either direct the prosecution under the owner’s name but at the non-owner’s own costs and expenses. With respect to each such foreign jurisdiction in which the owner elected not to participate or share in the costs of prosecuting the foreign Patent application, such foreign Patents and Patent applications shall not be considered Licensed Patents, solely with respect to the applicable foreign jurisdiction. The owner of the underlying Licensed Patent shall have no right, title and or interest in and to such foreign Patents and Patent applications, including any rights to license, exploit or practice (or exclude others from using, practicing or exploiting) in any way any such foreign filings, solely with respect to each such jurisdiction in which the owner did not participate and share in the costs of prosecuting the foreign Patent application.

(b) In the event the non-owner decides that it is not interested in prosecuting one or more of the Licensed Patents in such foreign jurisdictions, then such non-owner shall give notice to the owner of such Licensed Patent(s) within thirty (30) days of any non-extended deadline related to the filing deadline for foreign filing of a Licensed Patent. In such case the owner may continue prosecution, at its discretion and at its own costs and expense. With respect to each such foreign jurisdiction in which the non-owner elected not to participate or share in the costs of prosecuting the foreign Patents and Patent applications, such foreign Patents and Patent applications shall not be considered Licensed Patents, solely with respect to the applicable foreign jurisdiction. The non-owner of the underlying Licensed Patents shall have no right, title or interest in and to such foreign Patents or Patent applications, including any rights to license, exploit or practice (or exclude others from using, practicing or exploiting) in any way any such foreign Patents and Patent applications.

(c) If neither party elects to file a Licensed Patent in a foreign jurisdiction, then neither party may restrict the other from exploiting, practicing or using the applicable Licensed Patents, subject to any other patent rights held by a respective party, in each such application foreign jurisdiction in which the parties mutually elected not to file in.

(d) A party’s decision to file or not to file in any particular foreign jurisdiction shall not affect either party’s rights, obligations or limitations otherwise set forth in this Agreement, including with respect to the underlying Licensed Patent.

Section 7.5 Further Assurances. The parties shall, and shall cause their respective Affiliates and Subsidiaries to, execute and deliver such instruments of assignment, conveyance and transfer and take such other actions as are necessary to memorialize or perfect the assignments provided for in this ARTICLE VII. The parties shall share equally in such costs associated with the filing or recording of assignments in the relevant jurisdictions, provided however that in each case above, the applicable assignee shall be solely responsible for preparing, filing and/or recording any assignment, transfer or change of name documents relating to the Intellectual Property or any other documents necessary to record ownership of the Intellectual Property in the applicable assignee’s name, including the Patent Assignment. The applicable assignee agrees to use reasonable efforts to promptly file with the U.S. Patent and Trademark Office, or such other foreign intellectual property office as applicable, any necessary documents relating to the assignment, transfer, conveyance and delivery of title and ownership of the Intellectual Property to the assignee.

Section 7.6 Allocation of Patent Prosecution Costs.

(a) Unless specifically provided for in this Agreement or in one of the Ancillary Agreements incident to the Distribution, each party shall be responsible for all prosecution, maintenance and extension costs relating to each party’s own Non-Licensed Patents. For purposes of this Section, prosecution costs associated with a party’s Non-Licensed

Patents shall include costs associated with any interference, opposition, derivation, reexamination, reissue or other proceeding at the U.S. Patent and Trademark Office, or such other foreign intellectual property office.

(b) Subject to each party’s right to abandon Patents under Section 7.3, and subject to Section 7.6(c), with respect to the Licensed Patents, the parties agree that the cost of patent prosecution, maintenance and extensions thereof shall be shared as follows:

(i) During the initial two (2) years after Separation, the party having exclusive rights to the Licensed Patents for the Key Overlap Business in its Defined Territory shall be responsible for all costs of such prosecution, maintenance and extensions of the Patents. After the initial two (2) years from the Distribution Date, each party shall be responsible for fifty percent (50%) of the costs of prosecution, maintenance and extensions of the applicable Licensed Patents.

(ii) Beginning immediately after Distribution, each party shall be responsible for fifty percent (50%) of the costs of prosecution, maintenance and extensions of the Licensed Patents in any Undefined Territory.

(iii) Notwithstanding the above, with respect to any Licensed Patent that a third party has exclusive rights to in a particular country or region, including as provided for in any Third Party Agreement, the party (who either has the contractual relationship with such third party or who otherwise receives compensation from such third party based upon the third party’s exclusive rights to the Licensed Patent) shall be responsible for all costs within such country or region relating to the prosecution, maintenance and extensions of the Licensed Patent during any period in which the third party has exclusive rights.

(c) Regarding the following categories of prosecution costs associated with the Licensed Patents, the parties further agree as follows:

(i) if a third party initiates interference, opposition, derivation, reexamination or other proceeding at the U.S. Patent and Trademark Office, or such other foreign intellectual property office regarding a Licensed Patent, the party with knowledge thereof shall notify the other party within thirty (30) days. The parties shall then engage in good faith to determine a mutually acceptable approach for responding to and managing the conduct of the third party proceeding and the costs associated with such proceeding shall be allocated as provided in Section 7.6(b).

(ii) If a party decides to initiate an interference, opposition, derivation, reexamination, reissue or other proceeding at the U.S. Patent and Trademark Office, or such other foreign intellectual property office regarding a Licensed Patent or any legal proceeding related to the validity of any Licensed Patent in a court of competent jurisdiction, than prior to initiating such proceeding, that party shall notify the other party of its intention and the parties shall engage in good faith to determine a mutually acceptable approach and the costs associated with such proceeding shall be allocated as provided in Section 7.6(b).

ARTICLE VIII

ENFORCEMENT AND LITIGATION OF LICENSED INTELLECTUAL

PROPERTY

Section 8.1 Management of Intellectual Property Claims/Litigation; Allocation of Intellectual Property Litigation Costs.

(a) Claim from Third Party. In the event that a party learns of any claim of or alleged claim from a third party of infringement or threatened infringement of, or related to the Licensed Intellectual Property that the party in good faith believes will impair the rights to the Licensed Intellectual Property, the party with knowledge thereof shall notify the other party within thirty (30) days of such third party claim. The parties shall engage in good faith to determine a mutually acceptable response to the claim. Provided the parties mutually agree to proceed, litigation or management of the third party claim shall be according to Section 8.1(c).

(b) Initiation of Action Against Third Party. In the event that in good faith, a party believes that the actions of a third party may impair the rights of any Licensed Intellectual Property, and such party desires to send a claim letter or initiate legal action against a third party for infringement of the Licensed Intellectual Property, the party seeking to initiate such action shall notify the other party of its intent and shall engage in good faith with the other party to determine whether, and by what means any action against a third party should be instituted. Provided the parties mutually agree to proceed with the third party claim, litigation or management of the third party claim shall be according to Section 8.1(c).

(c) Control of Litigation/Strategy.

(i) Litigation or Claim in Jurisdiction Impacting Only One Party: Provided the parties mutually agree that one or the other can take action against a third party, if a party seeks to defend against or initiate a claim against a third party that relates to or might impair the use of the Licensed Intellectual Property in a jurisdiction where only the party is present or where only the party has revenues in a Business related to the particular claim, then such party shall be solely responsible for any litigation related activities and costs in such jurisdiction; provided however, that to the extent the other party must be added to any lawsuit for standing purposes and/or the other party’s assistance is needed due to specific expertise or knowledge base, such other party is obliged to consent to being added as a party for standing purposes and/or to provide assistance at the litigating party’s cost. Where only one party is litigating the claim and paying all costs therefore (because the other party is not impacted or because the other party has opted out pursuant to Section 8.1(e)), then all recoveries shall belong exclusively to such litigating party. Moreover, if the only reason a party is involved in the litigation is for standing purposes, then the other party shall pay all reasonable costs and expenses of such party.

(ii) Litigation or Claim in Jurisdiction Impacting Neither Party: Provided the parties mutually agree that one or the other can take action against a third party, if a party seeks to defend against or initiate such a claim against a third party that relates to or might impair the use of the Licensed Intellectual Property in a jurisdiction where neither party is present and neither party has revenues in a Business related to the particular claim, then the party who owns the applicable Licensed Intellectual Property shall manage the litigation in such jurisdiction and both parties shall share equally in the costs of such litigation. To the extent the licensee’s assistance is needed due to specific expertise or knowledge base, licensee shall be obliged to provide assistance and such costs and any recovery shall be shared equally by the parties in such jurisdiction.

(iii) Litigation or Claim in Jurisdiction Impacting Both Parties: Provided the parties mutually agree that one or the other can take action against a third party, if a party seeks to defend against or initiate a claim against a third party that relates to or might impair the use of the Licensed Intellectual Property in a jurisdiction where both parties are present or where both parties have revenues in a Business related to the particular claim, the party with the greatest aggregate revenues in such Business shall manage the litigation in such jurisdiction and the costs of litigation shall be split based upon each party’s pro rata share of net revenues of the Business related to the litigation in such jurisdiction. To extent the non-controlling party must be added to any lawsuit for standing purposes and/or the non-controlling party’s assistance is needed due to specific expertise or knowledge base, such non-controlling party is obliged to consent to being added as a party for standing purposes and/or to provide assistance and such costs and any recovery shall be split based upon each party’s pro rata share of net revenues of the Business related to the litigation in such jurisdiction.

(d) Consents Required. The decision whether to bring, maintain or settle any such claims subject to ARTICLE VIII shall be jointly made. With respect to Licensed Intellectual Property, neither party shall or have a right to initiate any such litigation, opposition, cancellation or related legal proceedings without the consent of the other party.

(e) Opt-Out. Except where necessary for standing purposes, a party that is otherwise obligated to share in the costs associated with initiating a claim or litigation and seeks to withdraw from, or does not want to participate or share in the costs of such litigation related activities, the other party shall control the litigation and be responsible for all costs and expenses thereof. The non-participating party shall not be entitled to any recoveries related to the claim and such recoveries shall belong exclusively to the litigating party. For the purposes of this ARTICLE VIII, a party that would have opted-out of the litigation, but not for the standing requirement, such party shall be considered a non-participating party for purposes of this ARTICLE VIII solely with respect to costs, expenses and recoveries, if any.

(f) Settlement. Neither party shall commit to the settlement of any claim that may negatively impact the non-settling party’s rights subject to the non-settling party’s written consent, which shall not be unreasonably withheld, delayed or denied.

(g) No Obligation to Police Licensed Intellectual Property. Notwithstanding anything contained herein, neither party is obligated to monitor or police the use of the Licensed Intellectual Property by third parties other than any licenses to the Licensed Intellectual Property granted by a party (or its Affiliates or Subsidiaries) to a third party.

ARTICLE IX

TERM; TERMINATION

Section 9.1 Term. The term of this Agreement commences on the Distribution and continues through the life of any applicable license hereunder.

Section 9.2 Termination. This Agreement may be terminated by the Kraft Foods Inc. Board at any time prior to the Distribution.

Section 9.3 Effect of Termination. In the event of any termination of this Agreement prior to the Distribution, no party (or any of its directors or officers) shall have any Liability or further obligation to any other party with respect to this Agreement.

Section 9.4 Material Breach. Neither party may unilaterally terminate this Agreement for a material breach of this Agreement by the other party, provided, however, that each party will retain any remedies for such breach that it may be entitled to in a court of law or equity.

ARTICLE X

CONFIDENTIALITY

Section 10.1 Confidentiality; Protection of Trade Secrets. Each party acknowledges and agrees that Patents and Trade Secrets and Know-How constitute proprietary and/or confidential information. Accordingly, where either party is a recipient of or licensee of the other party’s Patents or Trade Secrets and Know-How, the receiving party shall use reasonable measures to protect, maintain and safeguard such information as proprietary and confidential as set forth herein and in ARTICLE VI (Exchange of Information; Litigation Management; Confidentiality) of the Separation Agreement.

Section 10.2 Privileged Information. The parties further acknowledge and agree that in furtherance of the rights and obligations in this Agreement, each party may provide or be the recipient of Privileged Information (as defined in the Separation Agreement). The exchange of Privileged Information shall be subject to ARTICLE VI (Exchange of Information; Litigation Management; Confidentiality) of the Separation Agreement.

ARTICLE XI

DISPUTE RESOLUTION AND CORPORATE GOVERNANCE

Section 11.1 Licensed Intellectual Property Governance. With respect to the Licensed Intellectual Property and the parties’ rights and obligations to each other as set forth herein, the parties agree to work cooperatively with each other in order to review, manage and minimize disputes between the parties. In the event the parties are unable to mutually agree upon a course of action under this Agreement, subject to the limitations herein, such dispute shall be submitted to Dispute Resolution as set forth in this ARTICLE XI.

(a) Representatives. Each party shall make available as required by this ARTICLE XI its Executive Vice President for Research Development and Quality (“RDQ”) and its Patent Counsel for the applicable business unit. In addition, at the request of a party and to the extent reasonably required due to the applicable subject matter, the parties shall make available the Vice President of RDQ for the applicable business unit and the applicable business unit counsel.

Section 11.2 Intellectual Property Dispute Resolution Procedures.

(a) Step Process. Any controversy or claim arising out of or relating to Intellectual Property disputes, including requests by a party for access to certain Non-Licensed Patents or Non-Licensed Trade Secrets and Know-How of the other party, under this Agreement or the breach thereof (a “Dispute”), shall be resolved: (i) first, by a meeting and negotiation between each party’s Executive Vice President for RDQ, Patent Counsel for the applicable Business and such other business counsel and leads as deemed necessary (e.g., Vice President of RDQ for the business unit, RDQ IP/Strategy and the Business Counsel), where such meeting shall take place within thirty (30) days of either party’s written notice of the Dispute; (ii) if such meeting and negotiations do not resolve the Dispute within thirty (30) days thereafter, each party’s chief financial officer shall then meet; and (iii) if negotiations fail, such issues shall be escalated in accordance with the dispute resolution provisions of ARTICLE VII (Dispute Resolution) of the Separation Agreement.

(b) Dispute regarding Restricted Technology. Notwithstanding 11.2(a), any Dispute relating to or arising out of the Black Box procedures with respect to a Restricted Technology shall be resolved: (i) first by a meeting and negotiation between each party’s Executive Vice President for RDQ, Patent Counsel for the applicable Business and such other business counsel and leads as deemed necessary (e.g., Vice President of RDQ for the business unit, RDQ IP/Strategy and the Business Counsel), where such meeting shall take place within thirty (30) days of either party’s written notice of the Dispute; and (ii) if such meeting and negotiation does not resolve the Dispute within thirty (30) days thereafter, such Dispute shall be resolved by final and binding dispute resolution by YourEncore or such other dispute resolution party that the parties mutually agree upon.

(c) Costs. Each party shall bear its own costs, expenses and attorneys’ fees in pursuit and resolution of any Dispute, except if arbitration is initiated under Section 11.2(a) of this Agreement, Section 7.3 (Arbitration) of the Separation Agreement or arbitration using YourEncore, then the non-prevailing party shall pay all costs and expenses of the parties, including all arbitration and legal costs and expenses of the parties.

Section 11.3 Bi-Annual Intellectual Property Review Meetings. The parties shall, at least twice a year or as otherwise may be necessary to resolve a Dispute, hold a review meeting at one of the party’s offices, or at such other place as is mutually agreed to by the parties, to review, with respect to the Licensed Intellectual Property: (i) summary of filing and grant information on new Licensed Patents (including, IDFs), maintenance and annuity decisions for the Licensed Patents, updates, decisions for foreign filings of Licensed Patents not decided prior to the Separation; (ii) abandonment of and/or transfer of ownership of or license rights in the Licensed Patents; (iii) litigation issues, including any updates or strategies on existing or proposed litigation, or implications of such existing or proposed litigation; (iv) interference, opposition, derivation, reexamination, reissue or other proceedings with the U.S. Patent and Trademark Office, or such other foreign intellectual property office as applicable; (v) patent marking requirements or any other Patent marking issues; (vi) Cadbury licensing provisions under Section 3.3(b); (vii) the disclosure to third parties of any of Confidential Information or Licensed Intellectual Property, including any Restricted Technologies and Know-How or any other Licensed Intellectual Property deemed sensitive by a party; (viii) any fees, costs and expenses associated with any of the above, including any true-up or reimbursement that may be required under this Agreement; and (ix) address such other issues as may be relevant at the time. Each party shall be responsible for all fees, costs and expenses with respect to its participation in such meetings. If the parties cannot resolve any outstanding issues at the meeting, then such issues shall be escalated first to the chief financial officer, and if not then resolved, the issue shall be escalated in accordance with the dispute resolution provisions of ARTICLE VII (Dispute Resolution) of the Separation Agreement, provided, however, that any Dispute relating to or arising out of a Restricted Technology shall be in accordance with Section 11.2(b).

(a) Meeting Agenda. At least two (2) weeks prior to a scheduled meeting pursuant to this Section 11.3, each party shall provide to the other a non-binding, proposed agenda with respect to the issues it is intending to discuss, including the following: (i) an overview of any issues it is intending to discuss; (ii) any issues such party is seeking to resolve; (iii) any issues that have been resolved since the prior meeting; (iv) any updates on issues that the other party was seeking; (v) any fees, costs or expenses it seeks reimbursement for or that require being trued-up; and (vi) any other information that such party may deem appropriate.

Section 11.4 Non-Intellectual Property Dispute Resolution. Either party may proceed and escalate any non-Intellectual Property Dispute under this Agreement in accordance with the dispute resolution provisions of ARTICLE VII (Dispute Resolution) of the Separation Agreement.

ARTICLE XII

LIMITATION OF LIABILITY

Section 12.1 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES OR AFFILIATES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATE FOR ANY DIRECT, SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THE DRAFTING OF THIS AGREEMENT, THE DIVISION OF THE BUSINESSES, OR THE ALLOCATION OF INTELLECTUAL PROPERTY THAT IS EITHER OWNED BY OR LICENSED TO THE PARTIES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES AVAILABLE TO EITHER PARTY UNDER APPLICABLE LAW IN THE EVENT OF A PARTY’S INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, A PARTY’S VIOLATION OF THE RESTRICTIONS ON THE USE, EXPLOITATION, OBLIGATIONS, RESTRICTIONS OR SALE OF THE INTELLECTUAL PROPERTY, OR EITHER PARTY’S OBLIGATIONS OF INDEMNIFICATION UNDER SECTION 6.2 OR SECTION 12.2 AND SHALL NOT LIMIT EITHER PARTY’S OBLIGATIONS EXPRESSLY ASSUMED IN THIS AGREEMENT OR THE SEPARATION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE, EXEMPLARY OR TREBLE DAMAGES SHALL APPLY IN ANY EVENT.

Section 12.2 Indemnification. If, as between Group Brands and Global Brands (and its and their Affiliates and Subsidiaries), a party (the “Indemnitor”) breaches any restriction, obligation or limitation contained herein with respect to a Restricted Technology, including any breach by a third party with respect to a Restricted Technology that is related to or arising out of the disclosure, license or sale of such Restricted Technology by the Indemnitor, the Indemnitor shall indemnify, defend and hold the Indemnified Parties harmless from and against any and all Liabilities, including any form of damages, relating to, arising out of or resulting such breach of a Restricted Technology.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Coordination with Certain Ancillary Agreements; Conflicts. Except as otherwise expressly provided in this Agreement, in the event of any conflict or inconsistency between any provision of any of the Separation Agreement or any other Ancillary Agreements and any provision of this Agreement, this Agreement shall control over the inconsistent provisions of the Separation Agreement or any other Ancillary Agreements as to the matters specifically addressed in this Agreement. The Tax Sharing Agreement shall govern all matters (including dispute resolution and any indemnities and payments among the parties) relating to Taxes or otherwise specifically addressed in the Tax Sharing Agreement.

Section 13.2 Canadian Exclusion.

(a) In the event of a conflict between the Canadian Asset Transfer Agreement and this Agreement as to any Canadian Intellectual Property, the Canadian Asset Transfer Agreement shall control, solely with respect to such Canadian Intellectual Property.

(b) Notwithstanding any provision of this Agreement to the contrary, including Section 2.1 and Section 2.2, nothing in this Agreement shall effect, constitute or change the timing of (i) any transfer, assignment, conveyance or other disposition of, or any amendment, modification, supplement or other change of, or to, any right, title, interest or benefit in, or to the Canadian Intellectual Property, (ii) any transfer, assumption, forgiveness or release of, or any amendment, modification, supplement or other change of, or to, any Liabilities of Kraft Canada Inc., Mondelez Canada Inc. or of any of their direct or indirect subsidiaries (including partnerships) or (iii) any grant or other creation of any license, leave, authority or other permission to, or by Kraft Canada Inc. or to or by Mondelez Canada Inc. or any of their direct or indirect subsidiaries (including partnerships).

Section 13.3 Affiliates and Subsidiaries. Except as expressly set forth in this Agreement, all rights, obligations and restrictions that apply to a party shall apply equally to each of its and their Affiliates and Subsidiaries.

Section 13.4 Expenses. Except as expressly set forth in this Agreement, all fees, costs and expenses paid or incurred in connection with the performance of this Agreement, whether performed by a third party or internally, will be paid by the party incurring such fees or expenses. Global Brands will be responsible for any transfer and recordal fees related to the transfer of any Global Brands’ Intellectual Property to Global Brands and Group Brands will be responsible for any transfer and recordal fees related to the transfer of any Group Brands’ Intellectual Property to Group Brands.

Section 13.5 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 13.6 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 13.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(1) if to Kraft Foods Global Brands LLC or any other SnackCo Entity, to both:

Kraft Foods Global Brands LLC

Three Parkway North, Suite 200

Deerfield, Illinois 60015

Attention: General Counsel

Email: gerd.pleuhs@mdlz.com

with a copy (which shall not constitute notice) to:

Kraft Foods Global Brands LLC

Three Parkway North, Suite 200

Deerfield, Illinois 60015

Attention: SVP & Deputy General Counsel

Email: willie.miller@mdlz.com

(2) if to Kraft Foods Group Brands LLC or any other GroceryCo Entity, to:

Kraft Foods Group Brands LLC

Three Lakes Drive

Northfield, Illinois 60093

Attention: General Counsel

Email: kim.rucker@kraftfoods.com

with a copy (which shall not constitute notice) to:

Kraft Foods Group Brands LLC

Three Lakes Drive

Northfield, Illinois 60093

Attention: Chief Patent Counsel

Email: clinton.hallman@kraftfoods.com

Section 13.8 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement or the Separation Agreement. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The words “include,” “includes,” “included,” “including,” or the phrase “e.g.” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified, and shall not be construed as terms of limitation. The word “day” when used in this Agreement shall mean “calendar day,” unless otherwise specified. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection or other subpart.

Section 13.9 Counting Days. When calculating the time period before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is referenced in calculating such period shall be excluded (for example, if an action is to be taken within two days of a triggering event and such event occurs on a Tuesday then the action must be taken by Thursday). If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Section 13.10 Entire Agreement. This Agreement and the Separation Agreement and the other Ancillary Agreements and the Annexes, Exhibits, Schedules and Appendices hereto and thereto constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby and thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder. Notwithstanding any oral agreement or course of action of the parties or their representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 13.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 13.12 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of New York, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 5-1401 of the New York General Obligations Law).

Section 13.13 Assignment. Except as specifically provided in this Agreement, none of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. If any party (or any of its successors or permitted assigns) (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) shall transfer all or substantially all of its properties and/or assets to any Person, then, and in each such case, the party (or its successors or permitted assigns, as applicable) shall ensure that such Person assumes all of the obligations of such party (or its successors or permitted assigns, as applicable) under this Agreement. This Agreement shall be binding on and enure for the benefit of the successors and permitted assigns of each party.

Section 13.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall be effective as of the Distribution Date.

Section 13.16 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

KRAFT FOODS GLOBAL BRANDS LLC

By:	/s/ Gerhard Pleuhs
Name: Gerhard Pleuhs
Title: Authorized Signatory

KRAFT FOODS GROUP BRANDS LLC

By:	/s/ Timothy R. McLevish
Name: Timothy R. McLevish
Title: Authorized Signatory

KRAFT FOODS UK LTD.

By:	/s/ Gerhard Pleuhs
Name: Gerhard Pleuhs
Title: Authorized Signatory

KRAFT FOODS R&D INC.

By:	/s/ Gerhard Pleuhs
Name: Gerhard Pleuhs
Title: Authorized Signatory